UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐

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Aspen Technology, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ASPEN TECHNOLOGY, INC.
20 Crosby Drive
Bedford, Massachusetts 01730

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be Held on December 7, 2018

Dear Stockholder:

We invite you to attend our annual meeting of stockholders, which is being held as follows:

Date:     Friday, December 7, 2018
Time:     9 a.m. Eastern time
Location: K&L Gates LLP
State Street Financial Center
One Lincoln Street
Boston, Massachusetts

At the annual meeting, we will ask you and our other stockholders to:

1.	elect three nominees of the board of directors, Gary E. Haroian, Antonio J. Pietri and R. Halsey Wise, to the board to hold office until the 2021 Annual Meeting of Stockholders;

2.	ratify the appointment of KPMG as our independent registered public accounting firm for fiscal 2019;

3.	approve the 2018 Employee Stock Purchase Plan; and

4.	approve, on an advisory basis, the compensation of our named executive officers as identified in the Proxy Statement for the annual meeting (so-called "say on pay").

Each of the foregoing proposals is fully set forth in the Proxy Statement, which you are urged to read thoroughly. Stockholders also will be asked to consider any other business properly presented at the annual meeting.
Only stockholders of record at the close of business on October 9, 2018 are entitled to vote at the annual meeting. The annual meeting may be adjourned from time to time without notice at the annual meeting.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be
Held on December 7, 2018 at K&L Gates LLP, State Street Financial Center, One Lincoln Street, Boston, Massachusetts:

The Proxy Statement, form of proxy card and 2018 Annual Report to Stockholders are available at
www.aspentech.com, as well as at www.proxyvote.com.

    Whether or not you expect to attend the annual meeting, please complete, date, sign and return the enclosed proxy, or vote over the telephone or the Internet, as instructed in these materials, as promptly as possible in order to ensure your representation at the annual meeting. We have enclosed for your convenience a return envelope that is postage prepaid if mailed in the United States. Even if you vote by proxy, you may still vote in person if you attend the annual meeting. If your shares are held of record by a broker, bank or other nominee and you wish to vote at the annual meeting, you must obtain a proxy issued in your name from the record holder.

By Order of the Board of Directors,

Frederic G. Hammond
Secretary

Bedford, Massachusetts
October 26, 2018

PROXY STATEMENT
FOR
ANNUAL MEETING OF STOCKHOLDERS

--------------------------------------------------------------------------------
    Our fiscal year ends on June 30, and references to a specific fiscal year are the twelve months ended June 30 of such year (for example, "fiscal 2018" refers to the fiscal year ended June 30, 2018). Our registered trademarks include aspenONE and AspenTech. All other trademarks, trade names and service marks appearing in this Proxy Statement are the property of their respective owners.

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING
Why am I receiving these materials?
We are providing these materials in connection with the solicitation by our board of directors of proxies to be voted at our Annual Meeting of Stockholders, which will take place on December 7, 2018. These materials were first made available on the Internet or mailed to stockholders on or about October 26, 2018. You are invited to attend the annual meeting and requested to vote on the proposals described in this Proxy Statement.

Why did I receive a notice as to the Internet availability of proxy materials instead of a full set of materials?
    Pursuant to rules adopted by the SEC, we have elected to provide access to our proxy materials over the Internet. We have sent a Notice of Internet Availability of Proxy Materials, together with a proxy card, to our stockholders of record as of October 9, 2018. Instructions on how to access proxy materials over the Internet or to request a printed copy may be found in the Notice of Internet Availability. In addition, you may request to receive future proxy materials in printed form by mail or electronically. Your election to receive future proxy materials by mail or electronically will remain in effect until you terminate such election.
How can I access the proxy materials over the Internet?
    You may view and also download our proxy materials for the annual meeting, including the Notice of Internet Availability, the Proxy Statement, the form of proxy card and our 2018 Annual Report to Stockholders, on our website at www.aspentech.com as well as at www.proxyvote.com.
How do I attend the annual meeting?
    The meeting will be held on Friday, December 7, 2018 at 9 a.m. (Eastern Time) at the offices of K&L Gates LLP, State Street Financial Center, One Lincoln Street, Boston, Massachusetts. Directions to the meeting location are available at the K&L website at
http://www.klgates.com/boston-united-states-of-america/. K&L's website and the information contained therein are not incorporated into this Proxy Statement. Information on how to vote in person at the annual meeting is discussed below.

Who can vote at the annual meeting?
    Only stockholders of record at the close of business on October 9, 2018, or the record date, will be entitled to vote at the annual meeting. On the record date, there were 70,812,018 shares of common stock outstanding and entitled to vote.
Stockholder of Record: Shares Registered in Your Name
    If on October 9, 2018 your shares were registered directly in your name with our transfer agent, American Stock Transfer & Trust Co., then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card, or vote by proxy over the telephone or on the Internet as instructed below, to ensure your vote is counted.
Beneficial Owner: Shares Registered in the Name of a Broker or Bank
    If on October 9, 2018 your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in "street name" and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.
What am I voting on?
    There are four matters scheduled for a vote:

•	election of three directors nominated by the board of directors;

•	ratification of the appointment by the audit committee of the board of KPMG LLP as our independent registered public accounting firm for our fiscal year ending June 30, 2019;

•	approval of the 2018 Employee Stock Purchase Plan; and

•	approval, on an advisory basis, of the compensation of our named executive officers as identified in this Proxy Statement.
What if another matter is properly brought before the meeting?
    The board of directors knows of no other matters that will be presented for consideration at the annual meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.
How do I vote?
    With respect to the election of directors, you may either vote "For" all the nominees to the board of directors or you may "Withhold" your vote for any nominee you specify. With respect to the ratification of the appointment of KPMG as our independent registered public accounting firm for fiscal 2019, approval of the 2018 Employee Stock Purchase Plan and the approval, on an advisory basis, of the compensation of our named executive officers, you may vote "For" or "Against" or abstain from voting.
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record, you may vote in person at the annual meeting, vote by proxy using the enclosed proxy card, vote by proxy over the telephone, or vote by proxy through the Internet. Whether or not you plan to attend the annual meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the annual meeting and vote in person even if you have already voted by proxy.

•	In Person. To vote in person, come to the annual meeting and we will give you a ballot when you arrive.

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By Mail. To vote using the proxy card, simply complete, sign and date the proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the annual meeting, we will vote your shares as you direct.

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By Telephone. To vote over the telephone from a location in the United States, Canada or Puerto Rico, dial toll-free 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the enclosed proxy card. Your vote must be received by 11:59 p.m. Eastern time on December 6, 2018 to be counted.

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Via the Internet. To vote through the Internet, go to www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the company number and control number from the Notice of Internet Availability. Your vote must be received by 11:59 p.m. Eastern time on December 6, 2018 to be counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank
    If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from us. Simply complete and mail the proxy card to ensure that your vote is counted. Alternatively, you may vote by telephone or over the Internet as instructed by your broker or bank. To vote in person at the annual meeting, you must obtain a valid proxy from your broker, bank, or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.
    We provide Internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. Please be aware, however, that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.
How many votes do I have?
On each matter, you have one vote for each share of common stock you own as of October 9, 2018.
What if I return a proxy card or otherwise vote but do not make specific choices?
If you complete and submit your proxy voting instructions, the individuals named as proxies will follow your instructions. If you are a stockholder of record and you submit proxy voting instructions but do not direct how to vote on each item, the individuals named as proxies will vote as the board of directors recommends on each proposal. The individuals named as proxies will vote on any other matters properly presented at the annual meeting in accordance with their best judgment.

Who is paying for this proxy solicitation?
We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We have engaged Alliance Advisors, L.L.C. on an advisory basis and they may help us solicit proxies from brokers, bank nominees and other institutional owners. We expect to pay Alliance Advisors, L.L.C. a fee of $8,000 for their services, plus expenses.
What does it mean if I receive more than one Notice of Internet Availability?
    If you receive more than one Notice of Internet Availability, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the proxy cards in the proxy materials to ensure that all of your shares are voted.
Can I change my vote after submitting my proxy?
    Yes. You can revoke your proxy at any time before the final vote at the annual meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

•	You may submit another properly completed proxy card with a later date.

•	You may grant a subsequent proxy by telephone or through the Internet.

•	You may send a timely written notice that you are revoking your proxy to our Secretary at Aspen Technology, Inc. at our principal executive offices at 20 Crosby Drive, Bedford, Massachusetts 01730.

•	You may attend the annual meeting and vote in person. Simply attending the annual meeting will not, by itself, revoke your proxy.
Your most current proxy card or telephone or Internet proxy is the one that is counted. If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.
How are votes counted?
    Votes will be counted by the inspector of election appointed for the meeting, who will separately count:

•	"For" and "Withhold" votes with respect to Proposal One;

•	"For" and "Against" votes with respect to Proposal Two;

•	"For" and "Against" votes with respect to Proposal Three;

•	"For" and "Against" votes with respect to Proposal Four; and

•	abstentions and broker non-votes.
    Abstentions are counted in tabulations of the votes cast on proposals presented to stockholders other than the election of directors. Thus, an abstention from voting on a matter has the same legal effect as a vote "Against" that matter. Broker non-votes and directions to withhold are counted as present, but are not entitled to vote on proposals for which brokers do not have discretionary authority and have no effect other than to reduce the number of affirmative votes needed to approve a proposal.
What are "broker non-votes"?
    Broker non-votes occur when a beneficial owner of shares held in "street name" does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed "non-routine." Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be "routine," but not with respect to "non-routine" matters.

Which ballot measures are considered "routine" or "non-routine"?
        The ratification of the appointment of KPMG as our independent registered public accounting firm for fiscal 2019 (Proposal Two) is a matter considered routine under applicable rules. A broker or other nominee may generally vote on routine matters, and therefore no broker non-votes are expected to exist in connection with Proposal Two.
The other three Proposals on the ballot are each considered non-routine under applicable rules. A broker or other nominee cannot vote without instructions on non-routine matters, so unless the beneficial owner gives the broker or nominee specific instructions regarding the owner's vote on each proposal, there may be broker non-votes on Proposals One, Three and Four.
How many votes are needed to approve the proposals?

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For Proposal One, which relates to the election of directors, each of the three nominees who receives "For" votes constituting a plurality of the votes cast (from the holders of votes of shares present in person or represented by proxy and entitled to vote on the election of directors) will be elected. Only votes "For" will affect the outcome. Any nominee for director in an uncontested election who receives more withheld votes than votes in favor must submit an offer of resignation. Please refer to “Director Nomination Process” for more information on this policy.

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Proposal Two, which relates to the ratification of KPMG as our independent registered accounting firm for fiscal 2019, must receive "For" votes from the holders of a majority of the shares that are present in person or represented by proxy and entitled to vote at the meeting. If you "Abstain" from voting, it will have the same effect as an "Against" vote. Broker non-votes will have no effect.

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Proposal Three, which relates to the approval of the 2018 Employee Stock Purchase Plan, must receive "For" votes from the holders of a majority of the shares that are present in person or represented by proxy and entitled to vote at the meeting. If you "Abstain" from voting, it will have the same effect as an "Against" vote. Broker non-votes will have no effect.

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Proposal Four, which relates to the approval, on an advisory basis, of the compensation of our named executive officers, must receive "For" votes from the holders of a majority of the shares that are present in person or represented by proxy and entitled to vote at the meeting. If you "Abstain" from voting, it will have the same effect as an "Against" vote. Broker non-votes will have no effect.

What is the quorum requirement?
    A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares of common stock as of the record date are present at the annual meeting in person or represented by proxy. On the record date, there were 70,812,018 shares outstanding and entitled to vote. Thus, the holders of 35,406,010 shares must be present in person or represented by proxy at the annual meeting to have a quorum.
    Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the annual meeting. Broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares present at the meeting in person or represented by proxy may adjourn the annual meeting to another date.
When are stockholder proposals due for next year's annual meeting?
    To be considered for inclusion in our proxy materials for presentation at the 2019 Annual Meeting of Stockholders, stockholder proposals must be received in writing by July 2, 2019 by our Secretary at our principal executive offices at 20 Crosby Drive, Bedford, Massachusetts 01730. You are also advised to review our by-laws, which contain additional requirements about advance notice of stockholder proposals and director nominations.
    If a stockholder wishes to present a proposal before the 2019 Annual Meeting but does not wish to have the proposal considered for inclusion in our Proxy Statement and proxy card in accordance with Rule 14a-8, the stockholder must also give written notice to our Secretary at the address noted above. Our Secretary must receive the notice not less than ninety days nor more than 120 days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is more than thirty days before or more than seventy days after such anniversary date, notice by the stockholder to be timely must be delivered not less than ninety days nor more than 120 days prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made by us.

How can I find out the results of the voting at the annual meeting?
    Preliminary voting results will be announced at the annual meeting. Final voting results will be published in a Form 8-K on or before December 13, 2018. If final voting results are not available to us in time to file a Form 8-K by that date, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, amend the Form 8-K to publish the final results.

PROPOSAL ONE. ELECTION OF DIRECTORS
    Our by-laws provide that the board of directors is to be divided into three classes, with the classes serving for staggered three-year terms. In addition, our by-laws specify that the board has the authority to fix the number of directors. The number of directors currently is fixed at seven. There are three nominees for director at this annual meeting: Gary E. Haroian, Antonio J. Pietri and R. Halsey Wise. If elected, each would serve as a Class I director for a three-year term beginning at the annual meeting and ending at our 2021 Annual Meeting of Stockholders.
    The three director classes currently are comprised as follows:

•	Gary E. Haroian, Antonio J. Pietri and R. Halsey Wise are Class I directors, and their terms will end at our 2018 Annual Meeting of Stockholders;

•	Robert M. Whelan, Jr. and Donald P. Casey are Class II directors, and their terms will end at our 2019 Annual Meeting of Stockholders; and

•	Joan C. McArdle and Simon J. Orebi Gann are Class III directors, and their terms will end at our 2020 Annual Meeting of Stockholders.
    Vacancies on the board may be filled only by persons elected by a majority of the remaining directors. A director elected by the board to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director's successor is duly elected and qualified, or his or her earlier resignation, death or removal.
    If elected at the annual meeting, each of the nominees would serve until the 2021 Annual Meeting and until a successor is elected and qualified, or until the earlier death, resignation or removal of the nominee. If a nominee is unable or unwilling to serve, proxies will be voted for such substitute nominee or nominees as the board may determine. We are not aware of any reason that any of the nominees will be unable or unwilling to serve.
    Our nominating and corporate governance committee is responsible for identifying and recommending director candidates to the board of directors. Our board of directors is responsible for nominating members for election to the board. In order to ensure that the board of directors has a diversity of skills and experience with respect to accounting and finance, management and leadership, vision and strategy, business operations, business judgment, industry knowledge and corporate governance, the board of directors (or the nominating and corporate governance committee on behalf of the board of directors) considers diversity, age, skills, and other factors deemed appropriate given the current needs of the board of directors and our company.
    None of the director nominees is related by blood, marriage or adoption to any of our other directors, director nominees or executive officers, and none is party to an arrangement or understanding with any person pursuant to which the nominee is to be selected or nominated for election as a director.
    Directors are elected by a plurality of the votes of the holders of shares present in person or represented by proxy and entitled to vote on the election of directors. The three nominees receiving the highest number of affirmative votes will be elected.
    Brief biographies of the nominees are contained commencing on page 34 of this Proxy Statement and include information, as of the date of this Proxy Statement, regarding the specific and particular experience, qualifications, attributes and skills of each nominee for director that led the nominating and corporate governance committee to believe that such nominee should continue to serve on the board. In addition, following the biographies of the nominees are the biographies of directors not currently up for re-election containing information as to why the committee believes that such director should continue serving on the board.
THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF
EACH OF GARY E. HAROIAN, ANTONIO J. PIETRI AND R. HALSEY WISE.

PROPOSAL TWO. RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The audit committee of the board of directors has appointed KPMG LLP as our independent registered public accounting firm for fiscal 2019 and has further directed that management submit the appointment of our independent registered public accounting firm for ratification by the stockholders at the annual meeting. KPMG LLP has audited our financial statements since its appointment on March 12, 2008 to audit our consolidated financial statements of our fiscal year 2008. Representatives of KPMG LLP are expected to be present at the annual meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our by-laws nor other governing documents or law require stockholder ratification of the appointment of KPMG LLP as our independent registered public accounting firm. However, the audit committee is submitting the appointment of KPMG LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the appointment, the audit committee will reconsider whether or not to retain the firm. Even if the appointment is ratified, the audit committee in its discretion may direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in our best interests and that of our stockholders.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting will be required to ratify the appointment of KPMG LLP. Abstentions will be counted toward the tabulation of votes cast on the proposal presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

THE BOARD RECOMMENDS A VOTE FOR PROPOSAL TWO.

PROPOSAL THREE. APPROVAL OF 2018 EMPLOYEE STOCK PURCHASE PLAN
    The board of directors approved as of July 26, 2018 the Aspen Technology, Inc. 2018 Employee Stock Purchase Plan, or the ESPP, to provide employees with the opportunity to acquire a proprietary interest in our growth and performance, to generate an increased incentive for employees to contribute to our future success and to enhance our ability to attract and retain qualified individuals. The ESPP is intended to be a qualified employee stock purchase plan under Section 423 of the Internal Revenue Code of 1986, or the IRC.
The ESPP provides our employees, including employees of our designated subsidiaries, the opportunity to acquire an ownership interest in our company through the purchase of common stock at a price below the current market price. The ESPP currently provides for a purchase price equal to 85% of the lower of (a) the fair market value of the common stock on the first trading day of each ESPP offering period and (b) the fair market value of the common stock on on the last day of the offering period.
The principal features of the ESPP are summarized below. The following summary does not purport to be a complete description of all of the provisions of the ESPP and is qualified in its entirety by reference to the complete text of the ESPP, which is attached to this proxy statement as Appendix A.

THE BOARD RECOMMENDS A VOTE “FOR” PROPOSAL THREE.

Description of ESPP
Administration. The compensation committee of the board of directors has authority to administer, interpret and implement the terms of the ESPP. The compensation committee may delegate its powers under the ESPP to any person or persons as a third party administrator as necessary or appropriate to administer and operate the ESPP. References to the compensation committee below include any appointed third party administrator as well. The compensation committee will have the discretion to set the terms of each offering in accordance with the provisions of the ESPP, to designate any subsidiaries of our company to participate in the ESPP, to make all determinations regarding the ESPP, including eligibility, and to otherwise administer the ESPP.
Number of Authorized Shares. A total of 250,000 shares of common stock have been reserved under the ESPP, subject to adjustment in the event of any significant change in our capitalization, such as a stock split, a combination or exchange or shares, or a stock dividend or other distribution.
Eligibility and Participation. All of our employees generally are eligible to participate in the ESPP. As of October 12, 2018, 790 employees, including four executive officers, would have been eligible to participate in the ESPP. However, the compensation committee may provide with respect to any offering that employees will not be eligible to participate in the offering if (a) they have been employed for less than two years, (b) they are customarily employed for less than 20 hours per week or less than five months in any calendar year, or (c) they are “highly compensated employees” within the meaning of IRC Section 414(q). In addition, an employee may not be granted rights to purchase stock under the ESPP if the employee would:

•	immediately after any grant of purchase rights, own stock possessing five percent or more of the total combined voting power or value of all classes of our capital stock; or

•	hold rights to purchase stock under all of our employee stock purchase plans that would accrue at a rate that exceeds $25,000 worth of stock for each calendar year.

Offering Periods. The ESPP will be implemented by consecutive offering periods, with new offering periods commencing on or about January 1 and July 1 of each year (or such other times as determined by the compensation committee). The compensation committee may change the duration, frequency, start date and end date of offering periods, provided that offering periods may not exceed 27 months.
Payroll Deductions. Except as otherwise provided by the compensation committee, a maximum of 10% of a participant’s eligible “compensation” (as defined in the ESPP) may be contributed by payroll deductions toward the purchase of shares during each offering period, provided that a participant may not have more than $10,000 in payroll deductions withheld during any one calendar year. A participant may elect to increase or decrease the rate of contributions during any subsequent offering period by properly completing a new Enrollment Form (as defined in the ESPP) at least 15 days before the start of the next offering period or by other procedures prescribed by the compensation committee. Any new rate of contribution will become effective on the first day of the first offering period following the completion such form. A participant may not change his or her rate of contributions during an offering period. Payroll deductions are held by us and do not accrue interest for the benefit of a participant.
Exercise of Purchase Rights. Amounts deducted and accumulated by the participant are used to purchase whole shares of our common stock at the end of each offering period. Amounts remaining for any fractional share that cannot be purchased are carried forward to the next offering period (if the participant has not withdrawn from participation). The purchase price of the shares will be 85% (or such other percentage determined by the compensation committee that is not less than 85%) of the fair market value of common stock on the first trading day of the offering period or on the last day of the offering period, whichever is lower. On October 9, 2018, the record date for the Annual Meeting of Stockholders, the closing sales price of common stock as reported on the NASDAQ Global Select Market under the symbol AZPN was $106.31 per share. The maximum number of shares purchasable per participant during any single offering period may not exceed 1,000 shares (or such other limit as may be imposed by the compensation committee), subject to adjustment in the event of certain changes in our capitalization. A participant may not sell or otherwise dispose of shares purchased under the ESPP earlier than twelve months following the applicable purchase date (or such shorter period as the compensation committee may establish). In addition, shares purchased under the ESPP generally must be held in an ESPP Share Account with a broker designated by the compensation committee until eighteen months after the purchase date (or such other period as established by the compensation committee in accordance with the ESPP).
Withdrawals. Under procedures established by the compensation committee, a participant may withdraw from the ESPP during an offering period at least 15 days before the purchase date, and his or her accumulated payroll deductions that have not been used to purchase shares of common stock will be paid to the participant. If a participant withdraws from an offering, no payroll deductions will be made for any subsequent offering period unless the participant re-enrolls.
Termination or Change of Employment Status. If a participant ceases to be an eligible employee prior to a purchase date, contributions for the participant will be discontinued and any amounts credited to the participant’s account will be promptly refunded, without interest.
Transferability. Purchase rights granted under the ESPP are not transferable by a participant other than by will or by the laws of descent and distribution, and are exercisable during the participant’s lifetime only by the participant.
Amendment and Termination. The compensation committee in its discretion may amend, suspend or terminate the ESPP at any time. Unless sooner terminated, the ESPP will terminate at the earlier of the time that all of the shares reserved under the ESPP have been issued under the terms of the ESPP and July 26, 2028, the tenth anniversary of the date the board approved the ESPP, subject to obtaining stockholder approval. The ESPP also includes provisions related to the impact on the ESPP in case of a dissolution of our company or certain other corporate transactions.
Benefits. Benefits to be received by participants under the ESPP, including our executive officers, are not currently determinable because participation in the ESPP is voluntary and the benefits are subject to the market price of common stock at future dates.
Material Federal Income Tax Consequences
The following is a general, brief summary of the principal federal income tax consequences of certain awards and transactions under the ESPP. The following summary is based upon an interpretation of current federal tax laws and regulations and may be inapplicable if such laws and regulations are changed. This summary is not intended to be exhaustive or constitute tax advice and does not describe state, local or foreign tax consequences, nor does it describe the consequences to any particular participant.
It is our intention that the ESPP will qualify as an employee stock purchase plan under IRC Section 423. The provisions of the ESPP, accordingly, will be construed so as to extend and limit participation in a manner consistent with the requirements of that IRC Section 423. We believe the following federal income consequences normally will apply with respect to the ESPP.
The payroll deductions withheld from a participant’s pay under the ESPP will be taxable income to the participant and must be included in the participant’s gross income for federal income tax purposes in the year which such amounts otherwise would have been received.
A participant will not be required to recognize any income for federal income tax purposes either at the time the participant is granted an option (which will be on the first day of the offering period) or by virtue of the exercise of the option (which will take place on the last day of such offering period). The federal income tax consequences of a sale or disposition of shares acquired under the ESPP depend in part on the length of time the shares are held by a participant before such sale or disposition. If a participant sells or otherwise disposes of shares acquired under the ESPP (other than any transfer resulting from death) within two years after the first day of the applicable offering period or one year after the shares are acquired, which we refer to as the Holding Period, the participant must recognize ordinary compensation income in the year of such disposition in an amount equal to the excess of (a) the fair market value of the shares on the date they were acquired over (b) the price paid for the shares by the participant. The amount of “ordinary” compensation income recognized by the participant will be added to the participant’s basis in the shares for purposes of determining any additional gain or loss realized on the sale of the shares. Any such additional gain or loss will be taxed as long-term or short-term capital gain or loss, depending on how long the participant held the shares.
If a participant sells shares acquired under the ESPP after the Holding Period or if the participant dies, the participant or the participant’s estate must include as ordinary compensation income in the year of sale (or the taxable year ending upon death) an amount equal to the lesser of (a) the excess of the fair market value of the shares on the first day of the offering period over the option price (determined as if the option had been exercised on the first day of the offering period) and (b) the excess of the fair market value of the shares at the time of sale of the shares or on the date of death over the price paid for the shares by the participant. Except in the case of a transfer as a result of death, the amount of ordinary income recognized by the participant will be added to the participant’s basis in such shares. Any gain realized upon the sale in excess of such basis will be taxed as a long-term capital gain. Any loss realized will be treated as long-term capital loss.

We will not receive any income tax deduction as a result of issuing shares pursuant to the ESPP, except to the extent that a participant is required to include as ordinary income amounts arising upon the sale or disposition of the shares as discussed above.

PROPOSAL FOUR. ADVISORY VOTE ON EXECUTIVE COMPENSATION
    In accordance with SEC rules, we are asking our stockholders to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement. We are required to provide an advisory vote on executive compensation pursuant to Section 14A of the Securities and Exchange Act. This Proposal Four, commonly known as a "say on pay" proposal, gives our stockholders the opportunity to express their views on our executive compensation programs. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement. We currently hold this vote annually.
    The compensation of our named executive officers is disclosed in the section entitled "Executive Compensation" below, including the tabular and narrative disclosures set forth in such section under the headings "Executive Compensation Tables" and "Compensation Discussion and Analysis." As discussed in those disclosures, we believe that our compensation policies and decisions are focused on pay-for-performance principles and strongly aligned with our stockholders' interests. Compensation of our named executive officers is designed to enable us to attract and retain talented and experienced executives to lead our company successfully in a competitive environment.
    We are asking our stockholders to indicate their support for the compensation of our named executive officers as described in this Proxy Statement by casting a non-binding advisory vote "FOR" the following resolution:
"RESOLVED, that the stockholders approve the compensation of the "named executive officers" of Aspen Technology, Inc., as disclosed in the section entitled "Executive Compensation" in the Proxy Statement for the Aspen Technology, Inc. 2018 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission."
    Because the vote is advisory, it will not be binding on us or the board of directors. Nevertheless, the views expressed by our stockholders, whether through this vote or otherwise, are important to us and, accordingly, the board and its compensation committee intend to consider the results of this vote in making determinations in the future regarding executive compensation arrangements.
THE BOARD RECOMMENDS A VOTE FOR PROPOSAL FOUR.

EXECUTIVE OFFICERS
    You should refer to "Information Regarding the Board of Directors and Corporate Governance - Directors - Nominees for Election for a Three-Year Term Expiring at Our 2021 Annual Meeting" later in this proxy statement for information about our President and Chief Executive Officer, Antonio J. Pietri. Biographical information for our other executive officers as of October 9, 2018, follows.
    Gary M. Weiss has served as our Chief Operating Officer since August 6, 2018. Mr. Weiss served in senior management roles at OpenText Corporation, an enterprise information management software provider, from July 2012 until July 2018, including serving as Senior Vice President and General Manager, Discovery, Analytics and OEM Business from May 2016 to July 2018, Senior Vice President, Cloud Services from September 2014 to May 2016 and Senior Vice President of Information Exchange from July 2012 to September 2014. From 2003 to 2011 he held various executive-level positions at CA, Inc. (formerly Computer Associates International, Inc.), including Senior Vice President of Sales for the Security Business, Senior Vice President, Business Development and Alliances, and member of Senior Leadership team. From 2001 to 2003 he led North American Sales, Channel, and Technology Services at e-Security, and from 1993 to 2001 he was a sales executive at Security Dynamics (subsequently RSA Security). He holds a B.A. from Tulane University. Mr. Weiss is 51 years old.
Karl E. Johnsen has served as our Senior Vice President and Chief Financial Officer since October 1, 2015, after serving as our Vice President, Corporate Controller since November 2013. From October 2012 to August 2013, Mr. Johnsen was vice president, chief accounting officer for Avid Technology, Inc., a provider of digital media content-creation products and solutions for audio, film, video and broadcast professionals. Prior to October 2012, Mr. Johnsen held Finance leadership roles at public and private technology and software companies including FusionStorm Global Inc., a provider of diversified information technology services, and GlassHouse Technologies, Inc., a provider of data center consulting, technology integration and managed services. Mr. Johnsen is a Certified Public Accountant and holds a B.S. in Accountancy from Bentley University and an M.B.A. from Babson College. Mr. Johnsen is 50 years old.
    Frederic G. Hammond has served as our Senior Vice President, General Counsel and Secretary since July 2005. From February to June 2005, Mr. Hammond was a partner at a Boston law firm. From 1999 to 2004, Mr. Hammond served as vice president, business affairs and general counsel of Gomez Advisors, Inc., an Internet performance management and benchmarking technology services firm. From 1992 to 1999, Mr. Hammond served as general counsel of Avid Technology, Inc., a provider of digital media content-creation products and solutions for audio, film, video and broadcast professionals. Prior to 1992, Mr. Hammond was an attorney with the law firm of Ropes & Gray LLP in Boston, Massachusetts. He holds a B.A. from Yale College and a J.D. from Boston College Law School. Mr. Hammond is 58 years old.

EXECUTIVE COMPENSATION
Executive Compensation Tables
Summary Compensation Table for Fiscal 2018
    The following table contains information regarding compensation earned during the last three fiscal years by our named executive officers for fiscal 2018, who consist of Antonio J. Pietri, our President and Chief Executive Officer; Karl E. Johnsen, our Senior Vice President and Chief Financial Officer; and Frederic G. Hammond, Senior Vice President, General Counsel and Secretary.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)

Antonio J. Pietri	2018	600,000	3,750,029	1,269,770	696,990	8,664	6,325,453
President and	2017	600,000	3,526,378	1,272,524	672,000	8,443	6,079,345
Chief Executive Officer	2016	600,000	2,999,999	1,071,392	350,000	8,364	5,029,755

Karl E. Johnsen	2018	365,000	974,999	330,134	323,602	7,146	2,000,881
Senior Vice President and	2017	325,000	937,522	338,440	312,000	10,092	1,923,054
Chief Financial Officer	2016	305,496	851,997	298,086	128,050	10,534	1,594,163

Frederic G. Hammond	2018	360,000	509,985	172,686	258,882	8,369	1,309,922
Senior Vice President,	2017	360,000	450,009	162,455	249,600	9,407	1,231,471
General Counsel and	2016	360,000	393,739	140,620	130,000	8,814	1,033,173
Secretary

(1) Amounts shown represent grant date fair value computed in accordance with ASC Topic 718, with respect to restricted stock units, or RSUs, and stock options granted to the named executive officers. Pursuant to SEC rules, the amounts shown disregard the impact of estimated forfeitures related to service-based vesting conditions. Each stock option was granted with an exercise price equal to the fair market value of our common stock on the grant date. For a description of the assumptions relating to our valuations of the RSUs and stock options, see note 11 to the consolidated financial statements included in our Annual Report on Form 10-K for fiscal 2018, filed with the SEC on August 8, 2018, which identifies assumptions made in the valuation of option awards.

(2) Amounts shown consist of awards based on performance under our 2018 Executive Plan and equivalent predecessor plans for each respective fiscal year. For additional information regarding these awards in fiscal 2018 see ‘‘Compensation Discussion and Analysis—Variable Cash Compensation.’’

(3) Amounts shown include matching contributions under our 401(k) deferred savings retirement plan and the annual dollar value associated with life and death and disability insurance.

Grants of Plan-Based Awards for Fiscal 2018
    The following table shows all plan-based awards granted to our named executive officers during fiscal 2018. The equity awards granted in fiscal 2018 identified in the table below are also reported in the table entitled "Outstanding Equity Awards at Fiscal Year-End." For additional information regarding the non-equity incentive plan awards, please refer to "Compensation Discussion and Analysis—Reasons for Providing and Manner of Structuring the Key Compensation Elements—Variable Cash Compensation."

GRANTS OF PLAN-BASED AWARDS TABLE

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			All Other Stock Awards: Number of Shares of Stock or Units (#) (2)	All Other Stock Awards: Number of Securities Underlying Options (#) (3)	Exercise or Base Price of Option Awards ($)	Grant Date Fair Value of Stock and Option Awards ($)(4)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)
Antonio J. Pietri	N/A	350,000	700,000	700,000
	9/1/2017				59,289			3,750,029
	9/1/2017					70,582	63.25	1,269,770

Karl E. Johnsen	N/A	162,500	325,000	325,000
	9/1/2017				15,415			974,999
	9/1/2017					18,351	63.25	330,134

Frederic G. Hammond	N/A	130,000	260,000	260,000
	9/1/2017				8,063			509,985
	9/1/2017					9,599	63.25	172,686

(1) Consists of performance-based cash incentive bonus awards under the 2018 Executive Plan. Actual amounts of awards are set forth in the summary compensation table above to the extent they have been determined and paid as of the date of filing of this Proxy Statement.

(2) Represents restricted stock units granted under the 2010 Stock Incentive Plan.

(3) Represents stock options granted under the 2010 Equity Incentive Plan.

(4) Amounts shown represent grant date fair value computed in accordance with ASC Topic 718, with respect to RSUs and stock options granted to the named executive officers. Pursuant to SEC rules, the amounts shown disregard the impact of estimated forfeitures related to service-based vesting conditions. Each stock option was granted with an exercise price equal to the fair market value of our common stock on the grant date. For a description of the assumptions relating to our valuations of the RSUs and stock options, see note 12 to the consolidated financial statements included in our Annual Report on Form 10-K for fiscal 2018, filed with the SEC on August 8, 2018, which identifies assumptions made in the valuation of option awards.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth certain information as to unexercised options and stock awards held at the end of fiscal 2018 by the named executive officers.

Outstanding Equity Awards at Fiscal Year End

Last Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)(1)	Option Expiration Date (2)	Number of Shares or Units that have not Vested (#)	Market Value of shares or Units of stock that have not vested ($)(3)
Antonio J. Pietri	44,754 (4)	—	32.54	7/31/2023	—	—
	48,030 (5)	—	43.44	7/31/2024	—	—
	54,514	18,172 (6)	44.38	8/2/2025	16,900 (6)	1,567,306
	43,076	43,080 (8)	45.46	8/31/2026	38,773 (8)	3,595,808
	17,644	52,938 (9)	63.25	8/31/2027	44,469 (9)	4,124,055

Karl E. Johnsen	117 (5)	—	43.44	7/31/2024	—	—
	155	620 (6)	44.38	8/2/2025	576 (6)	53,418
	12,025	6,648 (7)	37.91	9/30/2025	6,182 (7)	573,319
	2,864	11,458 (8)	45.46	8/31/2026	10,312 (8)	956,335
	4,587	13,764 (9)	63.25	8/31/2027	11,563 (9)	1,072,353

Frederic G. Hammond	450 (5)	—	43.44	7/31/2024	—	—
	596	2,388 (6)	44.38	8/2/2025	2,220 (6)	205,883
	687	5,503 (8)	45.46	8/31/2026	4,952 (8)	459,248
	2,399	7,200 (9)	63.25	8/31/2027	6,048 (9)	560,892

(1) Each option has an exercise price equal to the fair market value of our common stock at the time of grant based on the market closing price of our stock on the trading day prior to the grant date.

(2) The expiration date of each option occurs ten years after the grant of such option.

(3) The closing price of our common stock on the NASDAQ Global Select Market on June 29, 2018 was $92.74.

(4) These options were granted on August 1, 2013. The shares underlying these options vested in 16 equal quarterly installments, commencing on September 30, 2013 and continuing on the last business day of each successive quarter thereafter, subject to the holder’s continued service with us.

(5) These options and stock awards were granted on August 1, 2014. The shares underlying these options and stock awards vest in 16 equal quarterly installments, commencing on September 30, 2014 and continuing on the last business day of each successive quarter thereafter, subject to the holder’s continued service with us.

(6) These options and stock awards were granted on August 3, 2015. The shares underlying these options and stock awards vest in 16 equal quarterly installments, commencing on September 30, 2015 and continuing on the last business day of each successive quarter thereafter, subject to the holder’s continued service with us.

(7) These options and stock awards were granted on October 1, 2015. The shares underlying these options and stock awards vest in 16 equal quarterly installments, commencing on December 31, 2015 and continuing on the last business day of each successive quarter thereafter, subject to the holder’s continued service with us.

(8) These options and stock awards were granted on September 1, 2016. The shares underlying these options and stock awards vest in 16 equal quarterly installments, commencing on September 30, 2016 and continuing on the last business day of each successive quarter thereafter, subject to the holder’s continued service with us.

(9) These options and stock awards were granted on September 1, 2017. The shares underlying these options and stock awards vest in 16 equal quarterly installments, commencing on September 29, 2017 and continuing on the last business day of each successive quarter thereafter, subject to the holder’s continued service with us.

Option Exercises and Stock Vested in 2018
    The table below details options that were exercised by our named executive officers during fiscal 2018 and shares of common stock that vested during fiscal 2018 under RSUs held by those named executive officers.

Option Exercises and Stock Vested in Fiscal 2018

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)
Antonio J. Pietri	32,491	1,692,393	66,212	4,979,308

Karl E. Johnsen	16,092	601,762	15,312	1,149,179

Frederic G. Hammond	19,154	781,238	8,870	667,071

(1) With respect to shares acquired upon vesting of RSUs, each named executive officer elected to have shares withheld to pay associated income taxes. The number of shares reported represents the gross number prior to withholding of such shares. The net shares received upon vesting are as follows: Antonio J. Pietri, 35,910; Karl E. Johnsen, 9,714; Frederic G. Hammond, 5,781.

Equity Compensation Plan Information
Our equity compensation plans consist of the 2016 Omnibus Incentive Plan and the 2010 Equity Incentive Plan. The following table shows certain information concerning all of our equity compensation plans in effect as of June 30, 2018.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights ($)	Weighted-average exercise price of outstanding options, warrants and rights ($)	Number of securities remaining available for future issuance under equity compensation plans (#)
Equity compensation plans approved by security holders	1,991,142	48.34	8,170,674

Equity compensation plans not approved by security holders	—	—	—

Total	—	—	—
CEO Pay Ratio
Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act, the SEC adopted a rule requiring the annual disclosure of the ratio of the median employee's total annual compensation to the total annual compensation of the CEO. For fiscal 2018, our CEO pay ratio was determined to be as follows.

•	The median of the annual total compensation of all employees (other than the chief executive officer) was $93,975.

•	For fiscal year 2018, the chief executive officer’s total annual compensation was approximately 67 times that of our median employee.

To determine the median of the annual total compensation of our employees, we applied the following methodology and assumptions.

•	We selected the last day of our fiscal year, June 30, 2018, to establish the employee population.

•	As of June 30, 2018, we had 1,466 full-time employees, of whom 789 were located in the United States.

•
We used payroll and equity plan records over the twelve-month period beginning on July 1, 2017 and ending on June 30, 2018. The components of annual compensation which were consistently applied to determine the median employee included: base salary, sales commissions, bonuses earned for fiscal year 2018, the grant date fair value of stock awards and other compensation.

•	For employees who began employment with us during the year, target annual sales commissions and annualized base salaries and bonuses were used for the calculation.

•	Foreign exchange rates were translated to the U.S. dollar equivalent based on rates as of the last business day of our fiscal year, which was June 29, 2018.

•	No other adjustments were made.
This ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described above. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee's annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. Other companies may use methodologies, exclusions, estimates and assumptions in calculating their pay ratios that are different from ours because those companies may have employment and compensation practices that are different from ours.

Compensation Discussion and Analysis
Overview
    We have prepared the following Compensation Discussion and Analysis to provide you with information that we believe is helpful to understand our executive compensation policies and decisions as they relate to the compensation for fiscal 2018 of our chief executive officer and other executive officers included in the Summary Compensation Table on page 13. The chief executive officer and these other executive officers are referred to in this proxy statement as our "named executive officers." Our objectives and the philosophy of our executive compensation program are described starting on page 20, after the Executive Summary immediately below. We also describe actions regarding compensation taken before and after fiscal 2018 when it enhances the understanding of our executive compensation program.
Executive Summary
    The compensation committee believes that our executive compensation program is responsibly aligned with the best interests of our stockholders, and is appropriately designed and reasonable in light of the executive compensation programs of our peer group companies. Our program correlates to long-term stockholder value in that it encourages our named executive officers to work for our long-term prosperity and reflects a pay-for-performance philosophy, but does not encourage our employees to assume unnecessary or excessive risks. We use executive compensation to drive continued improvement in corporate operating and financial performance, and to reward our executives for contributing to that performance.
    The highlights of our company performance for fiscal 2018 that were directly linked to executive compensation decisions the compensation committee made in fiscal 2018 include achievement of the targets established by the board of directors for the three key metrics in our 2018 annual cash incentive plan.

•	Growth in Annual Spend (“GAS”) of 6.44% compared to our target of 6.5%

•	Corporate Operating Income (non-GAAP) of $237 million, compared to our target of $233 million (non-GAAP)

•	Free cash flow of $212 million, compared to our target of $185 million

The highlights of our executive compensation program for fiscal 2018 include:

•
Our executive compensation is heavily weighted toward at-risk, performance-based compensation designed to align the interests of our executives with those of our stockholders. In fiscal 2018, an average of approximately 76.98% of the compensation of our named executive officers (excluding Mr. Pietri, our chief executive officer), and 90.48% of Mr. Pietri’s compensation, was at-risk compensation in the form of variable cash compensation and equity awards. The actual economic value of our named executive officers’ equity awards will depend directly on the performance of our stock price over the period during which the awards vest and, with respect to stock options, could be as little as zero if our stock price were less than the exercise price of such stock options.

•	To provide long-term incentives and ensure that our executives maintain a long-term view of stockholder value, equity awards generally vest over four years.

•	We require our executives to maintain specified levels of ownership of our stock to ensure that our executives' interests are effectively linked to those of our stockholders.

•
Our executive retention agreements contain "double triggers" requiring termination of service other than for cause or resignation for good reason in connection with a change in control to trigger benefits. Those agreements do not provide for tax gross-up payments intended to offset the cost of excise taxes that could be imposed if any payments are considered "parachute payments" under the Internal Revenue Code.

•	In line with our pay-for-performance philosophy, we do not offer multi-year guarantees for salary increases or non-performance-based guaranteed bonuses or equity compensation.

•
We do not provide our executives benefits under a supplemental executive retirement plan, or perquisites such as access to personal security, private aircraft, automobiles, financial planning advice, or club memberships.

•
Our policies prohibit hedging by an executive, or engaging in speculative transactions with respect to our stock, including by engaging in short sales; pledging our company's securities in margin accounts; or engaging in transactions in put or call options, prepaid variable forward contracts, equity swaps, collars, exchange funds or other financial instruments designed to hedge or offset any decrease in the market value of our equity securities.

    At our annual meeting of stockholders in 2017, approximately 98.5% of the votes cast supported the say on pay proposal. While this vote was advisory only, the compensation committee considered the results of the vote in the context of our overall compensation philosophy, policies and decisions. The compensation committee believes that this 2017 stockholder vote strongly endorsed our compensation philosophy and the decisions we made for fiscal 2017 and the performance goals we selected for fiscal 2018. The compensation committee decided to maintain a consistent course for fiscal 2018 compensation decisions and performance goals.
In setting executive compensation for fiscal 2018, the compensation committee and board of directors decided to use GAS because comparing annual spend for different dates can provide insight into the growth and retention rates of our business. Since annual spend represents the estimated annualized billings associated with our active term license agreements, it provides insight into the future value of subscription and software revenue. Using this corporate performance objective that directly reflected our financial condition and results of operations was consistent with our pay for performance philosophy that we believe aligns with the best interest of our stockholders. Non-GAAP corporate operating income served as a useful indicator of the achievement of the execution of our operating plan in fiscal 2018, and combined with GAS, was important to increasing the value of our common stock, therefore aligning the financial interest of executives with those of our stockholders. Free cash flow is a useful financial measure to investors because it permits them to view our performance using tools that management uses to gauge progress in achieving our goals, and is an indication of cash flow that may be available to fund future investments. Under our variable cash bonus plan for fiscal 2018, each eligible executive's bonus was based solely on achievement of the corporate performance metrics (GAS, non-GAAP corporate operating income and free cash flow), consistent with our philosophy to link executive compensation to corporate performance. However, the chief executive officer (in the case of his direct reports) and the compensation committee (in the case of the chief executive officer) may reduce any award by up to 10 percent in his or its discretion. The plan did not contain individual performance metrics.
Objectives and Philosophy of Our Executive Compensation Program
    Our compensation philosophy for our executive officers is based on a desire to ensure sustained financial and operating performance, and to reward and retain talent that we believe is critical to our ongoing success. We believe that the compensation of our executive officers should align their interests with those of our stockholders and focus behavior on the achievement of both near-term corporate targets as well as long-term business objectives and strategies.
The primary objectives of our executive compensation program are as follows:

•	attract and retain talented and experienced executives in the highly competitive technology and software industries;

•
reward and retain executives whose knowledge, skills and performance are critical to our continued success, and simultaneously align their interests with those of our stockholders by motivating them to increase stockholder value;

•
balance retention compensation with pay-for-performance compensation by ensuring that a significant portion of total compensation is determined by financial operating results and the creation of stockholder value; and

•	motivate our executives to manage our business to meet short-term and long-term objectives and reward them appropriately for meeting or exceeding them.
Components of Our Executive Compensation Program
    To achieve these objectives, we use a mix of compensation elements, including:

•	base salary;

•	annual variable cash incentive bonuses;

•	long-term equity incentives in the form of stock options and RSUs;

•	severance and change in control benefits; and

•	benefits offered to all of our employees.
    In determining the amount and form of these compensation elements, we may consider a number of factors, including the following:

•
compensation levels paid by companies in our peer group, with a particular focus on target levels for cash compensation based on cash compensation targets of similarly situated officers employed by the peer companies, as we believe this approach helps us to hire and retain the best possible talent while at the same time maintaining a reasonable and responsible cost structure;

•
corporate performance, particularly as reflected in achievement of key corporate strategic, financial and operational goals such as growth and penetration of customer base and financial and operational performance, as we believe this encourages our named executive officers to focus on achieving our business objectives;

•	the need to motivate executives to address particular business challenges unique to a particular year;

•
broader economic conditions, in order to ensure that our pay strategies are effective yet responsible, particularly in the face of any unanticipated consequences of the broader economy on our business; and

•
individual negotiations with named executive officers, particularly in connection with their initial compensation package, as these executives may be leaving meaningful compensation opportunities at prior employers—or may be declining significant compensation opportunities at other potential employers—in order to work for us, as well as negotiations upon their departures, as we recognize the benefit to our stockholders of seamless transitions.

    While the compensation committee does not have a formal policy for determining the allocation between cash and non-cash compensation, or short-term and long-term compensation, historically the compensation committee has allocated the majority of an executive's total target compensation to variable and equity compensation as he assumes greater responsibility in the organization. The compensation committee determines the percentage mix of compensation it believes is appropriate for each executive taking into account specific responsibilities within the company, the talent and expertise necessary to achieve our corporate objectives and specific expected performance outcomes for the year.

Determining Executive Compensation

Role of the Compensation Committee

The compensation committee of the board of directors oversees our executive compensation program. In this role, the compensation committee is generally responsible for reviewing, modifying, approving and otherwise overseeing the compensation policies and practices applicable to our executives and non-employee directors, including the administration of our equity and employee benefit plans. As part of this responsibility, the compensation committee reviews and approves the compensation structure for our named executive officers (or in the case of the chief executive officer, recommends the compensation structure for approval by a majority of the independent directors). The board is responsible for establishing corporate objectives and targets for purposes of variable cash compensation. For fiscal 2018, the board established corporate targets for GAS, corporate operating income (non-GAAP) and free cash flow.

The compensation committee historically has, at its discretion, presented to the board information regarding executive compensation matters for all executives. Compensation matters for all executives other than the chief executive officer are approved by the compensation committee and presented to the board for informational purposes. The compensation committee presents to the board its recommendations on compensation matters for the chief executive officer, including base salary and target bonus levels, for approval by the independent directors. In fiscal 2018, the board approved the compensation committee's recommendations as presented.

As part of its deliberations, the compensation committee reviews and considers materials such as our operational data and projections of total compensation under various scenarios. Additionally, the compensation committee considers the total compensation that may become payable to executives in various hypothetical scenarios, executive and director stock ownership information, our stock performance data and analyses of historical executive compensation levels. Further, the compensation committee considers current compensation levels, industry and peer company benchmark data, recommendations from the company's human resources, accounting and finance and legal departments, and the recommendations of our chief executive officer with respect to the other executives. The compensation committee also reviews materials and advice provided by legal counsel, K&L Gates LLP, and an independent compensation consultant, Willis Towers Watson, in the committee's deliberations on the amount, form and other aspects of executive compensation. The compensation committee reviewed the independence of K&L Gates LLP and Willis Towers Watson pursuant to the SEC rules, and concluded that no conflict of interest existed that would affect either firm’s independence.

Role of Management

For named executive officers other than our chief executive officer, the compensation committee solicits and considers the performance evaluations and compensation recommendations submitted to the compensation committee by the chief executive officer. In the case of the chief executive officer, the board of directors (other than the chief executive officer) evaluates his performance and determines his compensation. Antonio J. Pietri, our chief executive officer and a member of our board, participated in the meetings of the compensation committee relating to the amount of the fiscal 2018 compensation arrangements for each of the named executive officers, other than for Mr. Pietri.

    Our human resources, accounting and finance, and legal departments work with our chief executive officer to design and develop compensation programs that are applicable to named executive officers and other senior executives and that the chief executive officer recommends to the compensation committee. These departments also work with the chief executive officer to recommend changes to existing compensation programs, to recommend financial and other performance targets to be achieved under those programs, to prepare analyses of financial data, to prepare peer group data summaries, to prepare other compensation committee briefing materials, and ultimately to implement the decisions of the board and its compensation committee.
Compensation Benchmarking
    In accordance with our executive compensation philosophy described above, the compensation committee reviews relevant market and industry practices on executive compensation to balance our need to compete for talent with our need to maintain a reasonable and responsible cost structure, as well as with the goal of aligning the interests of the named executive officers with those of our stockholders. In making compensation decisions, the compensation committee reviewed publicly available information on practices and programs and compensation levels of members of a peer group selected by the compensation committee. The composition of the peer group is reviewed and updated by the compensation committee annually, based in part on the recommendations of its independent compensation consultant, as well as the recommendations of our chief executive officer.
    In general, the compensation committee sets cash compensation elements as follows, with compensation above this level possible for exceptional performance:

•	base salaries at or near the 50th percentile for our peer group;

•	target cash bonus compensation ranging from the 60th to the 75th percentile for our peer group; and

•	equity compensation ranging from the 50th to 75th percentile for our peer group.
    The compensation committee believes targeting each element of cash compensation at these percentiles for our peer group is necessary in order to achieve the primary objectives, described above, of our executive compensation program. The higher percentile for target cash bonuses is intended to highly motivate our executives to achieve the corporate financial objectives that underlie our performance-based bonus plans. Similarly, the higher percentile for equity compensation is intended to align the interests of our executives with those of our stockholders because the economic value of equity compensation depends directly on the performance of our stock price over the period during which the awards vest. The compensation committee considers peer group data, including mean and distribution data for peer company officers, and analyzes such data as part of the process to determine compensation levels for named executive officers.
    A number of other factors, such as economic conditions, individual performance assessment, and individual negotiations, may play an important role (or no role) with respect to the cash or equity compensation offered to any named executive officer in a given year. In setting actual compensation levels for a named executive officer, the compensation committee, in addition to considering peer group data, also considers the named executive officer's duties and responsibilities and ability to influence corporate performance. In addition to peer group analysis, the compensation committee also reviews global industry survey data to confirm the reasonableness of proposed compensation levels. The compensation committee believes this general approach helps us to compete in hiring and retaining the best possible talent while at the same time maintaining a reasonable and responsible cost structure.
Peer Group
    For fiscal 2018, the compensation committee engaged its independent compensation consultant, Willis Towers Watson, to review the peer group proposed by management and provide observations and suggestions for change as appropriate. The fiscal 2018 peer group selected by the compensation committee after consultation with Willis Towers Watson consisted of U.S. publicly-traded enterprise software companies that had revenue within a specified range of our trailing twelve-month revenue, a business model and size similar to ours (or were otherwise in the same geographical location), and that the compensation committee believed competed with us for executive talent. At the time the compensation committee reviewed peer group data for purposes of fiscal 2018, the peer group had annual revenue of between $297.5 million and $939 million and market capitalization between $424.8 million and $12.525 billion.

    For fiscal 2018, the 20 companies included in the peer group were:
ACI Worldwide, Inc.
ANSYS, Inc.
Bottomline Technologies, Inc.
Cadence Design Systems, Inc.
CommVault Systems, Inc.
Ebix, Inc.
Ellie Mae, Inc.
Fair Isaac Corporation
Guidewire Software, Inc.
Jack Henry & Associates, Inc.
Manhattan Associates, Inc.
MicroStrategy Inc.
Nuance Communications, Inc.
Progress Software Corporation
PTC Inc.
QAD Inc.
Splunk Inc.
Synchronoss Technologies, Inc.
The Ultimate Software Group, Inc.
VeriSign, Inc.

One company selected by the compensation committee for the peer group for fiscal 2017 was removed from the peer group for fiscal 2018 because the company was no longer publicly traded.

Reasons for Providing and Manner of Structuring the Key Compensation Elements

Base Salary

The compensation committee recognizes the importance of base salary as an element of compensation that helps to attract and retain our executives. We provide base salary as a fixed source of compensation for our executives, allowing them a degree of certainty as a significant portion of their total compensation is "at risk" and dependent upon the achievement of financial goals. Base salary is used to recognize the performance, skills, knowledge, experience and responsibilities required of all our employees, including our named executive officers. We target base salary levels at approximately the 50th percentile of our peer group.

Historically, the compensation committee has reviewed the annual salaries for each of our named executive officers on an annual basis, considering whether existing base salary levels continue to be at approximately the 50th percentile for our peer group and other global industry survey data. In addition to considering the peer group and other global industry survey data, the compensation committee may also, but does not always, consider other factors, including the experience, tenure and performance of a named executive officer, the scope of the such officer's responsibility, the salary level negotiated by such officer in any existing employment agreement, broader economic conditions, our financial health, and the extent to which the compensation committee is generally satisfied with such officer's past performance and expected future contributions. For fiscal 2018, the compensation committee initially consulted the peer group and other global industry data, as well as an analysis developed by the committee's independent compensation consultant, Willis Towers Watson, and then made an independent determination of base salary for each named executive officer. The base salaries thus established are set forth in the table below.

Named Executive Officer	Fiscal 2017 Base Salary ($)	Fiscal 2018 Base Salary ($)(1)	Percentage Increase (%)
Antonio J. Pietri	600,000	600,000	—%
Karl E. Johnsen	325,000	365,000	12.3%
Frederic G. Hammond	360,000	360,000	—%

(1) When determining fiscal 2018 base salaries, the compensation committee considered peer group data in accordance with the committee's general philosophy to target base salary levels at approximately the 50th percentile of our peer group. The compensation committee also considered other relevant data such as experience, tenure and performance.

Variable Cash Compensation

In addition to base salary, executives are eligible to earn additional cash compensation through annual variable cash bonuses. These are intended to motivate executives to work at the highest levels of their individual abilities and to achieve company-wide operating and strategic objectives. The compensation committee recognizes the important role that variable cash compensation plays in attracting and retaining executives and therefore generally seeks to set target levels for variable bonuses (that is, payouts for target performance achievement) so that target cash bonus compensation ranges from the 60th to the 75th percentile for target cash bonus compensation of similarly situated executives at our peer group.

The compensation committee generally starts the process of determining the target bonus levels by which performance will be measured under the bonus programs for executives (other than the chief executive officer, whose target bonus level is set by the board of directors), in the last quarter before the start of the applicable fiscal year. Typically, in the fourth quarter of each fiscal year, the compensation committee considers the target bonus percentages for the next fiscal year for executives (other than the chief executive officer). As part of this analysis, the compensation committee considers the likely bonus payouts for the ongoing fiscal year for executives (other than the chief executive officer) and reviews its preliminary analysis with the chief executive officer, in connection with their consideration of expected financial results for the prior year, budgets for the applicable year and the economic forecast for the applicable year. The compensation committee also considers peer group company data provided or confirmed by an independent compensation consultant. The chief executive officer then makes a recommendation to the compensation committee as to the target bonuses that the other executives should be eligible to earn for the applicable year, and the compensation committee reviews those recommendations. Generally, in the first quarter of a fiscal year, after financial results for the prior year have become available, the compensation committee reviews and finalizes its earlier discussions regarding the structure and elements of compensation for the new fiscal year. Among other things, the board approves the corporate performance goals for the year.

In addition to awards based on the performance metrics established in the applicable incentive bonus plan, the compensation committee may make discretionary awards under the plan to eligible employees in such amounts as the committee determines are appropriate and in our best interests. If an executive’s employment terminates prior to the end of the performance period, eligibility for any payment will be subject to the retention agreement then in effect between us and the executive as described in the discussion of the employee retention agreements below in "—Employment and Change in Control Agreements."

The process of establishing variable cash compensation for fiscal 2018 was completed in the first quarter of fiscal 2018. In addition to considering our corporate performance goals, the compensation committee performed a detailed analysis for each named executive officer against the peer group and other global industry data. On July 13, 2017, we approved the form of the Executive Bonus Plan for fiscal 2018, or the 2018 Executive Plan, a cash incentive bonus plan for our executives for fiscal 2018. The participants in the 2018 Executive Plan include Antonio J. Pietri, our President and Chief Executive Officer, and certain other members of our senior management, including each of our other named executive officers for fiscal 2018: Karl E. Johnsen, our Senior Vice President and Chief Financial Officer, and Frederic G. Hammond, our Senior Vice President and General Counsel.

2018 Executive Plan

Any amounts earned under the 2018 Executive Plan were payable in cash and directly tied to achievement of corporate financial targets. Amounts payable under the 2018 Executive Plan are based and weighted as follows:

•	50% of the overall bonus was based on achievement of our GAS target of 6.50%;

•	25% of the overall bonus was based on achievement of our target corporate operating income of $233 million (non-GAAP); and

•	25% of the overall bonus was based on achievement of our free cash flow target of $185 million.

GAS, corporate operating income (non-GAAP) and free cash flow were selected as the primary corporate performance goals for fiscal 2018. GAS was determined to be a useful metric for analyzing our business performance because comparing annual spend for different dates can provide insight into the growth and retention rates of our business. Since annual spend represents the estimated annualized billings associated with our active term license agreements, it provides insight into the future value of subscription and software revenue. Corporate operating income (non-GAAP) was selected because combined with GAS, operating income is important to increasing the value of our common stock, therefore aligning the financial interests of executives with those of our stockholders. Free cash flow is a useful financial measure to investors because it permits them to view our performance using tools that management uses to gauge progress in achieving our goals, and is an indication of cash flow that may be available to fund future investments.

The 2018 Executive Plan goals incorporated targets approved by the board as part of our fiscal 2018 operating plan. In order for any bonus to be payable to any executive for achievement of any metric, achievement of at least 70% of the applicable target metric was necessary. Each metric was measured independently. Achievement of above-target performance does not increase the bonus amount, i.e., the maximum bonus award is 100% of the target. The board generally sets the target performance level for the corporate financial objectives at a level that would only be achieved if we continued to substantially improve on our past levels of performance, and if our executives performed at very high levels. As a result, the board believed that 2018 Executive Plan GAS, corporate operating income (non-GAAP) and free cash flow targets would be difficult to reach but would be attainable with significant effort, while not entailing taking unnecessary or excessive risks.

In fiscal 2018, performance was evaluated at mid-year and at year-end, and each named executive officer was eligible to earn a bonus of up to 25% of his annual bonus target at mid-year and 75% at year-end under the 2018 Executive Plan. If less than 25% of the target bonus was earned at mid-year, the unrealized difference (up to the 25% mid-year potential) could be made up at year-end based on annual achievement against annual goals. The mid-year evaluation was based on mid-year performance of corporate performance goals only, and payments could not exceed 25% of the annual bonus targets. We met each of our mid-year metrics and based on our performance during the first half of the year, the named executive officers received 25% of their respective annual target bonuses.

The year-end payment was based on total annual performance against the annual performance targets less any payment received at mid-year. Annual company performance goals and achievement of such goals were as follows for fiscal 2018.

Plan Metric	Financial Target ($)	Actual Results ($)
Growth in annual spend	6.50%	6.44%
Non-GAAP corporate operating income	$233 million	$237 million
Free cash flow	$185 million	$212 million
As we achieved 99% of our GAS target and exceeded our corporate operating income (non-GAAP) and free cash flow targets, we paid the GAS element at 99% and the other elements at 100% for financial performance during fiscal 2018.
    Accordingly, bonuses were paid as shown in the following table.

Named Executive Officer	Fiscal 2018 Annual Target Cash Payment ($)	Total Bonus Received for Fiscal 2018 ($)
Antonio J. Pietri	700,000	696,990
Karl E. Johnsen	325,000	323,603
Frederic G. Hammond	260,000	258,882

Equity Compensation
    We provide a portion of our executive compensation in the form of stock options and RSUs that vest over time. We believe that this helps to retain our executives and aligns their interests with those of our stockholders by allowing the executives to participate in our longer-term success through stock price appreciation.
    Our equity award program is the primary vehicle for offering long-term incentives to our executives. We believe that equity grants help to align the interests of our executives and our stockholders, provide our executives with a strong link to our long-term performance and also create an ownership culture. Our equity awards typically take the form of stock options and RSUs. Stock options typically require significant growth in stockholder value to generate long-term value to our executives which is in line with our performance-oriented culture. In addition, the vesting feature of our equity grants is intended to further our goal of executive retention by providing an incentive to an executive to remain in our employ during the vesting period. RSUs have intrinsic value which is important in retaining our executive talent. The compensation committee carefully considers the mix of equity instruments when determining annual equity awards to ensure that the executive's total compensation conforms to our overall philosophy and objectives.
    In determining the size and mix of equity grants to our executives, the compensation committee considers comparative equity grants received by executives in our peer group and in the global industry survey data generally between the 50th and 75th percentiles (when available), and also considers the individual executive's performance, contributions and level of responsibility, and the executive's ability to significantly influence our growth and profitability. In addition, the compensation committee takes into account our company-level performance and the recommendations of the chief executive officer other than for himself.
    Our equity awards typically have taken the form of stock options and RSUs. We generally make an initial equity award of stock options and/or RSUs to new executives and an annual equity program grant in the first quarter of each fiscal year as part of our overall compensation program. All grants of options and RSUs to our executives are approved by the compensation committee. Equity awards for our chief executive officer are determined by the compensation committee and then recommended to the board of directors for approval.
    The exercise price of all stock option grants is the fair market value, which is set at the closing price of our common stock on the day next preceding the date of grant. Typically, the equity awards we grant to our executives vest pro rata over the first sixteen quarters of a ten-year option term. Unvested awards are forfeited upon termination of employment, except in the case of death or disability. Exercise rights typically cease 90 days after termination of employment, except in the case of death or disability. Prior to the exercise of an option, or vesting of an RSU, the holder has no rights as a stockholder with respect to the shares subject to such equity awards, including voting rights and the right to receive dividends or dividend equivalents.
     Following the closing of fiscal 2018, the compensation committee approved annual equity grants for our named executive officers other than the chief executive officer, and made a recommendation to the independent members of the board with respect to a grant to the chief executive officer. The compensation committee's grant approvals and recommendation were made after consideration and discussion about each individual's prior year performance, company performance for the year in question, and a review of peer group and global industry survey data. The compensation committee considered each of these parameters for each of our named executive officers and determined both the size of the equity awards and equity mix (the relative balance of options and RSUs).
Fiscal 2018 Equity Awards
    As set forth in the table below, we granted equity awards to Messrs. Pietri, Johnsen and Hammond that vest in sixteen equal quarterly installments on the last business day of the quarter beginning on September 30, 2018. These awards were granted on September 4, 2018. The compensation committee considered the comparative data and individual performance factors described above when determining the value of each grant. The committee exercised its collective business judgment and experience in making these determinations, with the objective of recognizing each executive's level of responsibility and contributions during the past year, and retaining him and proving appropriate incentives for the future. The committee did not use an arithmetic scorecard in determining the appropriate value of each grant or each executive's performance, contribution or value to the Company, and instead developed a consensus based on committee discussions and interactions with the executive officers, including the chief executive officer. In determining the allocation of the awards between stock options and RSUs, the compensation committee considered the different goals intended to be achieved through these different types of awards as discussed above.

Fiscal 2018 Equity Awards
Named Executive Officer	Type of Equity Award	Number of Shares Subject to Award (#)
Antonio J. Pietri	Stock Options	70,582
	Restricted Stock Units	59,289

Karl E. Johnsen	Stock Options	18,351
	Restricted Stock Units	15,415

Frederic G. Hammond	Stock Options	9,599
	Restricted Stock Units	8,063

Fiscal 2019 Compensation Actions
    The compensation committee took the following additional actions related to named executive officer compensation after the year ended June 30, 2018 through the date of this Proxy Statement.
Base Salary
    In July 2018, the compensation committee, and in the case of Mr. Pietri, the board of directors, established base salaries for fiscal 2019 of our named executive officers for fiscal 2018. In determining fiscal 2019 base salaries, the compensation committee considered data from our peer group. The base salaries thus established are set forth in the table below.

Named Executive Officer	Fiscal 2018 Base Salary ($)	Fiscal 2019 Base Salary ($)(1)	Percentage Increase (%)
Antonio J. Pietri	600,000	600,000	—%
Karl E. Johnsen	365,000	380,000	4.1%
Frederic G. Hammond	360,000	370,750	3.0%

(1) When determining fiscal 2019 base salaries, the compensation committee considered peer group data in accordance with the committee's general philosophy to target base salary levels at approximately the 50th percentile of our peer group. The compensation committee also considered other relevant data such as experience, tenure and performance.

2019 Executive Plan
    In July 2018, we approved an Executive Bonus Plan FY19, or the 2019 Executive Plan, for each of our executive officers and certain other members of senior management. Each such plan is identical in form, except for the amount of the executive's target awards.
    The purpose of these plans is to motivate and reward performance for the achievement of certain corporate objectives for fiscal 2019. Payments under each plan are based upon the achievement of certain corporate performance metrics established by the board. The annual targets under the 2019 Executive Plan for each of the named executive officers for fiscal 2018 are as follows.

Named Executive Officer	Fiscal 2019 Annual Target Cash Payment ($)
Antonio J. Pietri	800,000
Karl E. Johnsen	325,000
Frederic G. Hammond	267,750
Fiscal 2019 Performance Goals
    For fiscal 2019, we selected corporate objectives consisting of target amounts for GAS and free cash flow. These metrics were determined to be important to increasing the value of our common stock, therefore aligning the financial interests of executives with those of our stockholders.
Annual spend is an estimate of the annualized value of our portfolio of term license arrangements as of a specific date, and also includes the annualized value of standalone software maintenance and support agreements purchased in conjunction with term license arrangements. Comparing annual spend for different dates can provide insight into the growth and retention rates of our business, and since annual spend represents the estimated annualized billings associated with our active term license agreements, it provides insight into the future value of subscription and software revenue. Free cash flow is a useful financial measure to investors because it permits them to view our performance using tools that management uses to gauge progress in achieving our goals, and is an indication of cash flow that may be available to fund future investments.
The GAS performance metric is weighted at 60%, and the free cash flow metric is weighted at 40% for purposes of determining each eligible executive's bonus. In order for a bonus to be payable for achievement of any metric, we must achieve at least 70% of that metric. We believe this is an appropriate and effective way to link incentive compensation to corporate performance. For fiscal 2019 these plans do not contain individual performance metrics. Instead, each eligible executive's bonus is based solely on achievement of the corporate performance metrics, which is consistent with our philosophy to link executive compensation to corporate performance. In addition, the chief executive officer (in the case of his direct reports) and the compensation committee (in the case of the chief executive officer) may reduce any award otherwise payable hereunder by up to ten percent in his or its discretion.
    In fiscal 2019, performance against the financial metrics under each plan will be evaluated at mid-year and at year-end. There is the potential for a mid-year payment based on performance against mid-year targets, not to exceed 25% of the annual bonus target. If an executive's employment terminates prior to the end of the performance period, eligibility for any payment will be subject to the retention agreement then in effect between us and the executive. In addition to awards based on the performance metrics established under each plan, the compensation committee may make a discretionary award to the executive in such amount as the compensation committee determines to be appropriate and in our best interests.

Equity Awards
    The compensation committee approved its annual program grant for fiscal 2019 in August 2018. The awards issued in September 2018 to our fiscal 2018 named executive officers are as follows.

Named Executive Officer	Type of Equity Award	Number of Shares Subject to Award (#)
Antonio J. Pietri	Stock Options	48,158
	Restricted Stock Units	39,008

Karl E. Johnsen	Stock Options	13,244
	Restricted Stock Units	10,727

Frederic G. Hammond	Stock Options	7,224
	Restricted Stock Units	5,851

In considering such awards for fiscal 2019, the compensation committee reviewed peer group data in line with the committee's general approach to target equity compensation between the 50th and 75th percentiles. The compensation committee also considered each individual's performance and level of contribution when determining the value of fiscal 2019 equity awards. The value of each equity award for fiscal 2019 was allocated 75% to RSUs and 25% to stock options.
Special Performance-Based Long-Term Incentive Grants
On September 4, 2018, the Company granted performance-based long-term incentive ("LTI") awards to certain of the Company’s executives, including each of the named executive officers. The awards are structured as RSUs that first must meet certain performance goals, and if the performance goals are met, are then subject to additional time vesting requirements. The performance period for each LTI award is either of the following two-year periods: (i) fiscal year 2019 - fiscal year 2020, or (ii) fiscal year 2020 - fiscal year 2021.  The performance targets for the LTI are based on meeting annual spend growth in addition to the performance goals set out in the executive bonus plan for each fiscal year, such as free cash flow. If the performance targets are met during one of the two performance periods and the participant remains employed by the Company, the RSUs convert to time-based vesting wherein fifty percent of the awards immediately vest, and the remaining fifty percent are subject to additional service vesting over a three-year period.  In general, if the performance targets are not met, or if the participant is no longer employed by the Company prior to the performance targets being met, the participant forfeits all of the RSUs.
These performance-based LTI awards are in addition to other time-based equity grants and comprise a total of 373,704 RSUs. The compensation committee believes the LTI awards will further incentivize our named executive officers to achieve key business goals over the next several fiscal years, will further align the interests of our named executive officers with our stockholders, and will further encourage their continued service to our company.
Benefits and Other Compensation
    We maintain broad-based benefits that are provided to all employees, including health and dental insurance, life and disability insurance and a 401(k) plan. Executives are eligible to participate in all of our employee benefit plans, in each case on the same basis as other employees. Our named executive officers are not entitled to benefits that are not otherwise available to all employees.

Stock Ownership Guidelines
    We maintain stock ownership guidelines requiring each of our named executive officers and non-employee directors to own our stock (including long shares as well as the net value of vested, unexercised stock options) with a value related to each individual's annual salary or cash retainer, as applicable. Under these guidelines, our chief executive officer is required to own stock with a value equal to at least three times his annual salary; each of our other named executive officers is required to hold stock with a value of at least one times his annual salary; and each of our non-employee directors is required to own stock with a value of at least three times the director's annual cash retainer. New named executive officers and directors have five years from the date that they become named executive officers or directors to reach the applicable ownership threshold. As of the record date, all of our named executive officers and directors satisfied the applicable ownership thresholds, subject to the five-year window associated with Mr. Weiss’ appointment as our Chief Operating Officer effective August 6, 2018.
Severance and Change in Control Benefits
    Pursuant to the executive retention agreements we have entered into with each of our named executive officers and to the provisions of our option agreements, those executives are entitled to specified benefits in the event of the termination of their employment under specified circumstances, including termination following a change in control of our company. We have provided more detailed information about these benefits, along with estimates of value under various circumstances, in the table below under "—Employment and Change in Control Agreements."
    We believe these agreements assist in maintaining a competitive position in terms of attracting and retaining key executives. The agreements also support decision-making that is in the best interests of our stockholders, and enable our executives to focus on company priorities. We believe that our severance and change in control benefits are generally in line with prevalent peer practice with respect to severance packages offered to executives.
    Change in control benefits under our executive retention agreements are structured as "double trigger" benefits. In other words, the change in control, standing alone, does not trigger benefits; rather, benefits are paid only if the employment of the executive is also terminated during a specified period after the change in control and under the circumstances described below in "—Employment and Change in Control Agreements."
Tax and Accounting Considerations
    The accounting and tax treatment of particular forms of compensation do not materially affect our compensation decisions. However, we evaluate the effect of such accounting and tax treatment on an ongoing basis and will make appropriate modifications to compensation policies where appropriate. Section 162(m) of the Internal Revenue Code of 1986, or IRC, generally disallows a tax deduction to a publicly-traded company for certain compensation in excess of $1,000,000 paid in any taxable year to the chief executive officer and the three other most highly paid executive officers, other than the chief financial officer. Qualifying performance-based compensation is not subject to the deduction limitation if specified requirements are met.
    The compensation committee periodically reviews the potential consequences of Section 162(m), and we generally intend to structure the performance-based portion of our executive compensation, where feasible, to comply with exemptions in Section 162(m) so that the compensation remains tax-deductible to us. The compensation committee in its judgment may, however, authorize compensation payments that do not comply with the exemptions in Section 162(m) when it believes that such payments are appropriate to attract and retain executive talent.
Risk Analysis of Compensation Policies and Programs
    The compensation committee has reviewed the compensation policies as generally applicable to our employees, and believes that these policies do not encourage excessive and unnecessary risk-taking and that the level of risk that they do encourage is not reasonably likely to have a material adverse effect on our company. The design of the compensation policies and programs encourages employees to remain focused on both our short-and long-term goals. For example, while the cash bonus plan measures performance on an annual basis, the equity awards typically vest over a number of years, which we believe encourages employees to focus on sustained stock price appreciation, thus limiting the potential for excessive risk-taking. In addition, we believe our stock ownership guidelines for our directors and named executive officers may mitigate against excessive and unnecessary risk-taking by requiring directors and named executive officers to hold a significant position in our stock during their period of service to the company.

Conclusion
    Through the compensation arrangements described above, a significant portion of each executive's compensation is contingent on our company-wide performance. Therefore, the realization of benefits by the executive is closely linked to our achievements and increases in stockholder value. We remain committed to this philosophy of paying for performance, recognizing that the competitive market for talented executives and the volatility of our business may result in highly variable compensation in any particular time period. The compensation committee gives careful consideration to our executive compensation program, including each element of compensation for each executive. The compensation committee believes the executive compensation program is reasonable relative to the peer group. The compensation committee also believes that the compensation program gives each executive appropriate incentives, based on the executive's responsibilities, achievements and ability to contribute to our performance. Finally, the compensation committee believes that our compensation structure and practices encourage management to work for real innovation, business improvements and outstanding stockholder returns, without taking unnecessary or excessive risks.

Employment and Change in Control Agreements
Agreements with Current Executive Officers
    We have executive retention agreements with the following executive officers: Antonio J. Pietri, our President and Chief Executive Officer; Gary M. Weiss, our Chief Operating Officer; Karl E. Johnsen, our Senior Vice President and Chief Financial Officer; and Frederic G. Hammond, our Senior Vice President, General Counsel and Secretary; each of whom we refer to as a specified executive.
    Pursuant to the terms of each executive retention agreement, if no change in control has occurred, and the specified executive's employment is terminated without cause, the specified executive will be entitled to the following:

•	payment of an amount equal to the specified executive's base salary then in effect (or, for Mr. Pietri, 1.5 times his base salary), payable over twelve months (or, for Mr. Pietri, over 18 months);

•
payment of an amount equal to the specified executive's total target bonus for the fiscal year, pro-rated for the portion of the fiscal year elapsed prior to termination, payable to the executive on the company’s normal payroll cycle over twelve months (or, for Mr. Pietri, in one lump sum);

•
payment of an amount equal to the cost to the specified executive of providing life, disability and accident insurance benefits, payable in one lump sum, for a period of one year (or, for Mr. Pietri, a period of 18 months); and

•	continuation of medical, dental and vision insurance coverage to which the specified executive was entitled prior to termination for a period of one year (or, for Mr. Pietri, a period of 18 months).

    If within twelve months following a change in control, the executive's employment is terminated without cause, or the specified executive terminates his employment for good reason (which includes constructive termination, relocation, a reduction in salary or benefits, or our breach of any employment agreement with the specified executive or a failure to pay benefits when due), then the specified executive shall be entitled to the following:

•
payment of an amount equal to the sum of the specified executive's annual base salary then in effect (or, for Mr. Pietri, 1.5 times his annual base salary then in effect) and the higher of the specified executive's target bonus for the then-prior or then-current fiscal year, payable in a single installment;

•
payment of an amount equal to the cost to the specified executive of providing life, disability and accident insurance benefits, payable in a single installment, for a period of one year (or, for Mr. Pietri, a period of 18 months);

•
continuation of medical, dental and vision insurance coverage to which the specified executive was entitled prior to termination for a period of one year (or, for Mr. Pietri, a period of 18 months); and

•
full vesting of (a) all of the specified executive's options to purchase shares of our stock, which options may be exercised by the specified executive for a period of twelve months following the date of termination (subject to the original expiration date of such options) and (b) all restricted stock and RSUs then held by the specified executive.

    Each executive retention agreement provides that the total payments received by the specified executive relating to termination of his employment will be reduced to an amount equal to the highest amount that could be paid to the specified executive without subjecting such payment to excise tax as a parachute payment under IRC Section 4999, provided that no reduction shall be made if the amount by which these payments are reduced exceeds 110% of the value of any additional taxes that the specified executive would incur if the total payments were not reduced.
    Each executive retention agreement terminates on the earliest to occur of (a) July 31, 2019, (b) the first anniversary of a change in control, and (c) our payment of all amounts due to the specified executive following a change in control. Each agreement is subject to automatic renewal on August 1 of each year, unless we give notice of termination at least six months prior to the renewal date.
    Potential Payments Upon Termination or Change in Control

The following table sets forth estimated compensation, if any, that would have been payable to each of our named executive officers as severance or upon a change in control of our company under three scenarios, assuming the termination triggering severance payments or a change in control took place on June 30, 2018.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL TABLE
Name	Cash Payment ($)(1)	Accelerated Vesting of Stock Options ($)(2)	Accelerated Vesting of Restricted Stock Units ($)(3)	Welfare Benefits ($)(4)	Outplacement ($)(5)	Total ($)

Antonio J. Pietri
● Termination without cause not related to a change in control	$1,600,621			$27,678	$45,000	$1,673,299
● Change in control only	—	—	—	—	—	—
● Termination without cause or by the executive for good reason following change in control	$1,600,621	$4,476,762	$9,287,169	$27,678	$45,000	$15,437,230

Karl E. Johnsen
● Termination without cause not related to a change in control	$690,414			$15,480	$45,000	$750,894
● Change in control only	—	—	—	—	—	—
● Termination without cause or by the executive for good reason following change in control	$690,414	$1,342,128	$2,655,424	$15,480	$45,000	$4,748,446

Frederic G. Hammond
● Termination without cause not related to a change in control	$620,414			$18,370	$45,000	$683,784
● Change in control only	—	—	—	—	—	—
● Termination without cause or by the executive for good reason following change in control	$620,414	$587,994	$1,226,023	$18,370	$45,000	$2,497,801

(1) Amounts shown reflect payments based on salary and bonus as well as payment of estimated cost of life, disability and accident insurance benefits during the agreement period.
(2) Amounts shown represent the value of stock options upon the applicable triggering event described in the first column. The value of stock options is based on the difference between the exercise price of the options and $92.74, which was the closing price of the common stock on The NASDAQ Global Market on the last trading day of fiscal 2018, June 29, 2018.

(3) Amounts shown represent the value of RSUs upon the applicable triggering event described in the first column, based on the closing price of the common stock on The NASDAQ Global Market on the last trading day of fiscal 2017, June 30, 2017.

(4) Amounts shown represent the estimated cost of providing employment-related benefits during the agreement period.
(5) Amounts shown represent the maximum value of outplacement benefits.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
This section provides further information regarding the board of directors and the independence of our directors and describes key corporate governance guidelines and practices that we have adopted. The board has adopted a written charter for each of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. You can access our current committee charters and code of business conduct and ethics in the "Investor Relations" section of our website located at www.aspentech.com; or by calling us at 781-221-6400; or by writing to our Investor Relations Department at our principal executive offices at 20 Crosby Drive, Bedford, Massachusetts 01730. Neither our website nor its contents are incorporated into this Proxy Statement.

Directors
Biographical information as of October 9, 2018, for our director nominees and continuing directors follows.
Nominees for Election for a Three-Year Term Expiring at Our 2021 Annual Meeting:
Gary E. Haroian has served as one of our directors since 2003. From 2000 to 2002, Mr. Haroian served in various positions, including as chief financial officer, chief operating officer and chief executive officer, at Bowstreet, Inc., a provider of software application tools. From 1997 to 2000, Mr. Haroian served as senior vice president of finance and administration and chief financial officer of Concord Communications, Inc., a network management software company. From 1983 to 1996, Mr. Haroian served in various positions, including chief financial officer, president, chief operating officer and chief executive officer, at Stratus Computer, Inc., a provider of continuous availability solutions. Mr. Haroian served as a director of EnerNOC, Inc., a provider of energy intelligence software and related solutions from 2015 to August 7, 2017, and B456 Systems, Inc. (formerly known as A123 Systems), a battery systems company, from 2006 to 2012. He has also served on boards of other publicly-held companies, including Network Engines, Inc. (NASDAQ), Unica Corporation (NASDAQ), Phase Forward Incorporated (NASDAQ) and Embarcadero Technologies, Inc. (NASDAQ). Mr. Haroian currently serves as the Chairman of the Board of BrightCove Inc., a provider of cloud-based services for video. Prior to 1983, Mr. Haroian was a Certified Public Accountant. He holds a B.A. in Economics and a B.B.A. in Accounting from the University of Massachusetts Amherst. Mr. Haroian is 67 years old. We believe that Mr. Haroian's qualifications to serve on the board of directors include his extensive advisory experience to various emerging technology companies, his service on the boards of directors of other public companies and his financial and accounting expertise.
Antonio J. Pietri was named our President and Chief Executive Officer effective October 1, 2013 and has served as one of our directors since July 2013. Before accepting his appointment as President and Chief Executive Officer, he had served as our Executive Vice President, Field Operations since July 2007. Mr. Pietri served as our Senior Vice President and Managing Director for our Asia-Pacific region from 2002 to June 2007 and held various other positions with our company from 1996 until 2002. From 1992 to 1996, he was at Setpoint Systems, Inc., which we acquired, and before that he worked at ABB Simcon and AECTRA Refining and Marketing, Inc. He holds an M.B.A. from the University of Houston and a B.S. in Chemical Engineering from the University of Tulsa. Mr. Pietri is 53 years old. In his years of service to the company in various roles, including international assignments, Mr. Pietri has developed valuable working relationships with our customers and employees, and therefore provides a unique perspective on our growth strategy as well as our day-to-day operations.
R. Halsey Wise was elected to our board on July 21, 2016. Mr. Wise is the founder and chief executive of Lime Barrel Advisors, LLC, a private investment firm he founded in 2010. He joined the board of MedAssets, Inc., a NASDAQ-listed healthcare technology performance improvement company, in March 2014 and served as chairman and chief executive officer from February 2015 until the company was acquired by Pamplona Capital Management in January 2016. He served on the board of Cotiviti Holdings, Inc., an NYSE-listed provider of analytics-driven payment solutions focused on the healthcare sector, from December 2017 until the company was acquired by Verscend Technologies, Inc. in August 2018. From September 2006 to December 2011 Mr. Wise served on the board of Acxiom Corporation, a NASDAQ-listed provider of marketing technology and services. From 2003 through 2010 Mr. Wise was chairman, president and chief executive officer of Intergraph Corporation, a NASDAQ-listed global provider of engineering and geospatial software. Prior to his service at Intergraph, Mr. Wise was president and chief executive officer, North America of Solution 6 Holdings, Ltd., and president and chief operating officer of Computer Management Sciences, Inc., which was acquired by Computer Associates International, Inc. (now named CA, Inc.). At Computer Associates, he served as the General Manager, North America, for Global Professional Services. Prior to that, Mr. Wise was engaged in investment banking at The Robinson-Humphrey Company (a division of Smith Barney), specializing in software and services. Mr. Wise holds a Master's degree from Northwestern University and a B.A. from the University of Virginia. Mr. Wise is 53 years old. We believe that Mr. Wise's qualifications to serve on the board of directors include his service on the boards of directors of other public companies and his extensive executive management experience.
    Directors Continuing in Office Until Our 2020 Annual Meeting:
Joan C. McArdle has served as one of our directors since 1994. Ms. McArdle served as a senior vice president of Massachusetts Capital Resource Company, an investment company, from 2001 through June 2016, and served as a vice president of Massachusetts Capital Resource Company from 1985 to 2001. Ms. McArdle currently serves as a director of Datawatch Corporation, a provider of data visualization software. She holds an A.B. in English from Smith College. Ms. McArdle is 67 years old. We believe Ms. McArdle's qualifications to serve on the board of directors include her experience in building and financing companies from earliest stages of growth to mature technology companies. In addition, Ms. McArdle's knowledge of the technology industry and venture experience enable her to provide the board with valuable strategic advice.
Simon J. Orebi Gann has served as one of our directors since February 2011. Dr. Orebi Gann worked for BP from 2000 until 2008, for most of that time serving as the Chief Information Officer and a member of the Executive Committee of BP Integrated Supply and Trading.

From 1996 to 2000, Dr. Orebi Gann served as Managing Director of Technology for the London International Financial Futures and Options Exchange. From 1979 to 1996, he served as one of the Chief Information Officers of Marks and Spencer plc, an international retailer. Dr. Orebi Gann served as a director of MapInfo Corporation, a provider of location intelligence solutions, from 2004 until its sale to Pitney Bowes Inc. in April 2007. He currently serves on the board of directors of the Low Carbon Contracts Company Ltd and the Electricity Settlements Company Ltd, sister companies that were created to deliver key elements of the UK government’s electricity market reform program. Since March 2018, he has served on the board of directors and chairs the audit committee of Market Operator Services Ltd, which operates the market for the non-household UK water market. He holds a BA, MA (Oxon) and D. Phil from Oxford University where he studied Physics. Dr. Orebi Gann is 68 years old. We believe Dr. Orebi Gann's qualifications to serve on the board of directors include his experience in our largest industry segment and his proven track record in leveraging information technology to capture new commercial opportunities and to increase operational efficiencies in various industries.
Directors Continuing in Office Until Our 2019 Annual Meeting:
     Robert M. Whelan, Jr. was elected Chairman of our board of directors on January 29, 2013. He has served as one of our directors since May 2011. Mr. Whelan has been the President of Whelan & Company, LLC, which provides business and financial consulting and strategic services to a broad range of companies, since 2001. On January 1, 2018, Mr. Whelan joined the firm of Black Point Partners, Inc., which provides financial advisory, capital raising and mergers and acquisition services to technology companies, as a managing director. From 2001 to 2005, Mr. Whelan also served as Managing Director of Valuation Perspectives, Inc., a consulting firm. Prior to 2001, Mr. Whelan held a number of senior-level positions at various investment banking and brokerage firms. Among other positions, Mr. Whelan was Vice Chairman of Prudential Volpe Technology Group, the technology investment banking and research division of Prudential Securities, and prior to that, he was Chief Operating Officer, Managing Director, Head of Investment Banking, and a board member of Volpe Brown Whelan & Company, a private technology and healthcare investment banking, brokerage and asset management firm acquired by Prudential Securities in 1999. Mr. Whelan served as a director of ARIAD Pharmaceuticals, Inc., a NASDAQ-listed developer of small-molecule drugs to treat patients with aggressive cancers, from April, 2010 through September, 2014. Mr. Whelan holds a B.A. in History from Dartmouth College and an M.B.A. from Stanford University Graduate School of Business. Mr. Whelan is 66 years old. We believe that Mr. Whelan's qualifications to serve on the board of directors include his executive management and technology investment banking experience.
Donald P. Casey has served as one of our directors since 2004. From 2004 through 2009, Mr. Casey served as Chairman of the Board of Mazu Networks, a networking software startup. In 2004, Mr. Casey was also the chief executive officer of Mazu Networks. Since 2001, Mr. Casey has been an information strategy and operations consultant to technology and financial services companies. From 2000 to 2001, Mr. Casey served as president and chief operating officer of Exodus Communications, Inc., an Internet infrastructure services provider. From 1991 to 1999, Mr. Casey served as president and chief technology officer of Wang Global, Inc. Mr. Casey previously held executive management positions at Lotus Development Corporation, Apple Computer, Inc. and International Business Machines Corporation. Mr. Casey holds a B.S. in Mathematics from St. Francis College. He is 72 years old. We believe Mr. Casey's qualifications to serve on the board of directors include his many years of experience in the business software industry. His experience includes executive management and development roles. We believe Mr. Casey's extensive industry knowledge and industry perspective are beneficial for the board.

Board Determination of Independence
    The board of directors uses the definition of independence established by The NASDAQ Stock Market. Under applicable NASDAQ rules, a director qualifies as an "independent director" if, in the opinion of the board, he or she does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The board has determined that Donald P. Casey, Gary E. Haroian, Joan C. McArdle, Simon J. Orebi Gann, Robert M. Whelan, Jr. and R. Halsey Wise do not have any relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director of our company, and that each of these directors therefore is an "independent director" as defined in NASDAQ Listing Rule 5605(a)(2).

Director Nomination Process
    The process followed by the nominating and corporate governance committee to identify and evaluate director candidates includes requests to members of the board of directors and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates, and interviews of selected candidates by members of the nominating and corporate governance committee and other members of the board.
    In considering whether to recommend a particular candidate for inclusion in the board's slate of recommended director nominees, the nominating and corporate governance committee considers factors it deems appropriate, which may include judgment, skill, diversity, character, experience with businesses and other organizations of comparable size, the interplay of the candidate’s experience with the experience of other members of the board of directors, and the extent to which the candidate would be a desirable addition to the board of directors and any committees of the board of directors. The nominating and corporate governance committee does not assign specific weights to particular criteria, and no particular component is a prerequisite for a prospective nominee.
The nominating and corporate governance committee also bases its recommendations on criteria set by the board of directors. These criteria include possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of our company, demonstrated excellence in the candidate’s field, having the ability to exercise sound business judgment, and having the commitment to rigorously represent the long-term interests of our stockholders. In order to ensure that the board of directors has a diversity of skills and experience with respect to accounting and finance, management and leadership, vision and strategy, business operations, business judgment, industry knowledge and corporate governance, the board of directors (or the nominating and corporate governance committee on behalf of the board of directors) considers diversity, age, skills, and other factors deemed appropriate given the current needs of the board of directors and our company.
    The board and the nominating and corporate governance committee believe that candidates for director should have certain minimum qualifications, including the ability to read and understand basic financial statements, being over 21 years of age and having the highest personal integrity and ethics. The board believes that the backgrounds and qualifications of our directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow the board to fulfill its responsibilities effectively. Candidates for director nominees are reviewed in the context of the current composition of the board, our operating requirements and the long-term interests of stockholders. In conducting this assessment, the board of directors (or the nominating and corporate governance committee on behalf of the board of directors) typically considers diversity, age, skills and such other factors as it deems appropriate given the current needs of the board and the company, to ensure the board has a diversity of skills and experience with respect to accounting and finance, management and leadership, vision and strategy, business operations, business judgment, industry knowledge and corporate governance. In the case of incumbent directors whose terms of office are set to expire, the board of directors (or the nominating and corporate governance committee on behalf of the board of directors) reviews these directors' overall service to the company during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors' independence.
    We have adopted a policy as part of our corporate governance guidelines that any nominee for director in an uncontested election who receives more withheld votes than votes in favor, must submit an offer of resignation. The nominating and corporate governance committee will consider all the relevant facts and circumstances and make a recommendation to the board on whether to accept the offer of resignation. The board will act on the recommendation of the nominating and corporate governance committee, and we will disclose that decision in a press release or filing with the SEC if required.
Stockholders may recommend individuals to the nominating and corporate governance committee for consideration as potential director candidates by submitting the individuals' names, together with appropriate biographical information and background materials and a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than five percent of our common stock for at least a year as of the date such recommendation is made. Any such names should be submitted to our nominating and corporate governance committee in care of our Secretary at Aspen Technology, Inc. at 20 Crosby Drive, Bedford, Massachusetts 01730. Assuming that appropriate biographical and background material has been provided on a timely basis, the policy of the nominating and corporate governance committee is to evaluate stockholder recommended candidates by following substantially the same process, and applying substantially the same criteria, as the committee follows for candidates submitted by others. If the board determines to nominate a stockholder recommended candidate and recommends his or her election, then his or her name will be included in the Proxy Statement and proxy card for our next annual meeting.

Board Leadership Structure
    The board of directors currently has an independent chair, Robert M. Whelan, Jr. We believe that having an independent board chair can create an environment that is conducive to objective evaluation and oversight of management's performance, and can increase management accountability and improve the ability of the board to monitor whether management's actions are in the best interests of our stockholders. As a result, we believe that having an independent board chair can enhance the effectiveness of the board as a whole.

Communicating with Independent Directors
    The board of directors will give appropriate attention to written communications that are submitted by stockholders and will respond if and as appropriate. Our chairman of the board, with the assistance of our general counsel, is primarily responsible for monitoring communications from stockholders and for providing copies or summaries of those communications to the other directors as he considers appropriate.
    Communications are forwarded to all directors if the communications relate to important substantive matters and include suggestions or comments that the chairman of the board or the chair of our nominating and corporate governance committee considers to be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances, and matters as to which we tend to receive repetitive or duplicative communications.
    Stockholders who wish to send communications on any topic to the board should address such communications to the board in care of our Secretary at Aspen Technology, Inc., 20 Crosby Drive, Bedford, Massachusetts 01730.

Corporate Governance Guidelines and Code of Business Conduct and Ethics
    We have adopted a written set of corporate governance guidelines, which provides additional details concerning our commitments and principles guiding our overall governance practices.
     We have adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, and persons performing similar functions.
    We have posted a copy of the code of business conduct and ethics in the "Investor Relations" section of our website located at www.aspentech.com. We intend to satisfy disclosure requirements regarding amendments to, or waivers from, our code by posting such information on our website.

Role of Board in Risk Oversight
    One of the key functions of the board of directors is informed oversight of our risk management process. In particular, the board is responsible for assessing major risks facing our company and considering ways to address those risks.
The board administers this oversight function directly, as well as through the board's standing committees that address risks inherent in their respective areas of oversight, in compliance with the board's corporate governance policies. Both the board as a whole and the various standing committees receive periodic reports from the management, as well as incidental reports as matters may arise. It is the responsibility of the committee chairs to report findings regarding material risk exposures to the board as quickly as possible.
Our audit committee has the responsibility to assist the board of directors in its oversight of our policies for risk assessment and management. The audit committee also oversees our independent auditors and reviews our audited financial statements and other financial disclosures, in addition to overseeing the performance of our audit function. Typically, the audit committee receives and discusses with management a quarterly report regarding risk management and the areas of risk the company has addressed in such quarter.
In reviewing director compensation and making recommendations to the board of directors, our compensation committee considers the impact on the directors’ independence and objectivity. In addition, our nominating and corporate governance committee oversees evaluations of the board of directors and its committees to determine whether they are functioning effectively.

Compensation Committee Interlocks and Insider Participation
    In fiscal 2018, the compensation committee consisted of three directors, Donald P. Casey, Simon J. Orebi Gann, and Robert M. Whelan, Jr. Since July 1, 2017, none of our executive officers has served as a member of either the board of directors or compensation committee of any entity, one or more of whose executive officers served as a member of either our board of directors or compensation committee.

Director Attendance at Board and Stockholder Meetings
    The board of directors met nine times during fiscal 2018, either in person or by teleconference. During fiscal 2018, each director attended at least 75% of the meetings of the board and the committees upon which he or she serves.
    We do not have a policy regarding director attendance at our annual meetings of stockholders. Directors Robert M. Whelan, Jr. and Antonio J. Pietri each attended our annual meeting of stockholders held on December 8, 2017.

Board Committees
    The board of directors has established an audit committee, a compensation committee, and a nominating and corporate governance committee. All of the members of each of these standing committees are independent as defined under the rules of The NASDAQ Stock Market, or NASDAQ, and, in the case of the audit committee, the independence requirements set forth in Rule 10A-3 under the Securities Exchange Act.
Audit Committee
    The members of the audit committee are Donald P. Casey, Gary E. Haroian, Joan C. McArdle and R. Halsey Wise. Mr. Haroian chairs the audit committee. The audit committee held six meetings in fiscal 2018. The board of directors has determined that all the members of the audit committee are independent directors as defined under NASDAQ rules, including the independence requirements set forth in Rule 10A-3 under the Securities Exchange Act. The board has determined that Mr. Haroian is an "audit committee financial expert" as defined in applicable SEC rules. The purpose of the audit committee is to assist the board’s oversight of the integrity of our financial statements; our compliance with legal and regulatory requirements; the qualifications and independence of our independent auditors; the performance of our internal audit function and independent auditors; our policies for risk assessment and management; and our investment management and other treasury policies. The specific responsibilities of the audit committee include:

•	appointing, approving the compensation of, and overseeing the independence of our independent auditor;

•	oversight of our independent auditor, including the receipt and consideration of reports from such auditor;

•	reviewing and discussing our audited financial statements and related disclosures with management and our independent auditor;

•	directing the independent auditor to use its best efforts to perform all reviews of interim financial information prior to our disclosure of such information;

•
coordination of the board's oversight of our internal accounting controls for financial reporting and our disclosure controls and procedures, as well as the administration of our code of business conduct and ethics;

•	overseeing our internal audit function;

•	establishing policies for the receipt, retention and treatment of complaints and concerns regarding accounting, internal accounting controls or auditing matters;

•	meeting independently with members of our internal auditing staff and our independent auditor;

•
receiving and reviewing the written disclosures and the letter from the independent auditor required by the applicable requirements of the Public Company Accounting Oversight Board regarding the auditor’s communication with the audit committee concerning independence, and discussing with the independent auditor any disclosed relationships between us and the auditor;

•	reviewing all related party transactions on an ongoing basis; and

•	preparing the audit committee report for our annual proxy statement required by SEC rules.

Compensation Committee

    The members of the compensation committee are Donald P. Casey, Simon J. Orebi Gann, and Robert M. Whelan, Jr. Mr. Casey chairs the compensation committee. The compensation committee held seven meetings in fiscal 2018. The board of directors has determined that all the members of the compensation committee are independent directors as defined under NASDAQ rules. The purpose of the compensation committee is to discharge the responsibilities of the board relating to compensation of executive officers. Specific responsibilities of the compensation committee include:

•	periodically reviewing the company’s overall compensation principles and structure;

•
reviewing and approving, or (in the case of the chief executive officer) recommending for approval by a majority of the independent directors of the board of directors, executive officer compensation, including salary, bonus and incentive compensation levels; deferred compensation; executive perquisites; equity compensation (including awards to induce employment); severance arrangements; change-in-control benefits; and other forms of executive officer compensation;

•	overseeing an evaluation of executive officers;

•	exercising all rights, authority and functions of the board of directors under all of our stock option, stock incentive, employee stock purchase and other equity-based plans;

•	periodically reviewing and making recommendations to the board of directors with respect to incentive-compensation plans and equity-based plans;

•	periodically reporting to the board of directors on succession planning for our senior executives;

•	reviewing and making recommendations to the board with respect to director compensation; and

•	preparing the compensation committee report required by SEC rules.
To the extent permitted by applicable law and the provisions of a given equity-based plan, and consistent with the requirements of applicable law and such equity-based plan, the compensation committee may delegate to one or more executive officers of the company the power to grant options or other stock awards pursuant to such equity-based plan to employees of the company or any subsidiary of the company who are not directors or executive officers of the company.
In fiscal 2018, the compensation committee also engaged an independent consultant, Willis Towers Watson, to advise the committee on matters related to executive and director compensation. The compensation committee has assessed the independence of Willis Towers Watson pursuant to SEC rules and concluded that no conflict of interest exists that would prevent Willis Towers Watson from serving as an independent consultant to the compensation committee. Willis Towers Watson did not provide any additional services to the company in fiscal 2018.
Nominating and Corporate Governance Committee
    The members of our nominating and corporate governance committee are Donald P. Casey, Gary E. Haroian, Joan C. McArdle, Simon J. Orebi Gann, Robert M. Whelan, Jr. and R. Halsey Wise. Mr. Whelan chairs the nominating and corporate governance committee. The nominating and corporate governance committee held one meeting in fiscal 2018. Our nominating and corporate governance committee's responsibilities include:

•	identifying individuals qualified to become directors;

•	recommending to the board the persons to be nominated for election as directors;

•	developing and recommending to the board corporate governance principles; and

•	overseeing the evaluation of the board and each of the board committees.

Audit Committee Report
    The audit committee has reviewed and discussed the audited consolidated financial statements of AspenTech and its subsidiaries for fiscal 2018, and has discussed these financial statements with AspenTech's management and independent registered public accounting firm for fiscal 2018, KPMG LLP.
    The audit committee has also received from, and discussed with, AspenTech's independent registered public accounting firm various communications that the independent registered public accounting firm is required to provide to the audit committee, including the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380) as adopted by the Public Company Accounting Oversight Board in Rule 3200T.
    KPMG LLP also provided the audit committee with the written communications required under regulations of the Public Company Accounting Oversight Board, including communications regarding the independence of the registered public accounting firm. The audit committee has discussed with KPMG LLP its independence from AspenTech. The audit committee also considered whether the provision of products and services other than audit and audit-related services as set forth in the Audit Fees table on page XX under the heading "Independent Registered Public Accountants" is compatible with maintaining the independence of the registered public accounting firm.
    Based on its discussions with management and the independent registered public accounting firm, and its review of the representations and information provided by management and KPMG LLP, the audit committee recommended to the board of directors that the audited consolidated financial statements be included in AspenTech's Annual Report on Form 10-K for the fiscal year ended June 30, 2018.
                         AUDIT COMMITTEE
Donald P. Casey
Gary E. Haroian
Joan C. McArdle
R. Halsey Wise

    The material in this report is not "soliciting material," is not deemed "filed" with the SEC, and is not to be incorporated by reference in any filing by Aspen Technology, Inc. under the Securities Act or the Securities Exchange Act, whether made before or after the date hereof, and irrespective of any general incorporation language in any such filing.

Compensation Committee Report
    The compensation committee of the board of directors has reviewed and discussed with management the Compensation Discussion and Analysis portion contained in this proxy statement. Based on this review and discussion, the compensation committee has recommended to the board, and the board has agreed, that the section entitled "Compensation Discussion and Analysis" as it appears above be included in this proxy statement.
COMPENSATION COMMITTEE
Donald P. Casey
Simon J. Orebi Gann
Robert M. Whelan, Jr.

    The material in this report is not "soliciting material," is not deemed "filed" with the SEC, and is not to be incorporated by reference in any filing by Aspen Technology, Inc. under the Securities Act or the Securities Exchange Act, whether made before or after the date hereof, and irrespective of any general incorporation language in any such filing.

DIRECTOR COMPENSATION

The following table provides information regarding the compensation paid to our non-employee directors in fiscal 2018.

Compensatory Arrangements with Directors

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Total ($)
Donald P. Casey	162,473	97,532	63,969	323,974
Gary E. Haroian	147,473	97,532	63,969	308,974
Joan C. McArdle	132,473	97,532	63,969	293,974
Simon J. Orebi Gann	127,473	97,532	63,969	288,974
Robert M. Whelan, Jr.	209,973	97,532	63,969	371,474
R. Halsey Wise	132,473	97,532	63,969	293,974

(1) Amounts shown represent the dollar amount recognized for financial statement reporting purposes with respect to the fiscal year, in accordance with ASC Topic 718, with respect to restricted stock units and stock options granted to the named directors. The aggregate number of option awards outstanding held by each of our non-employee directors as of June 30, 2018 was as follows: Mr. Casey, 19,921; Mr. Haroian, 25,969 Ms. McArdle, 25,969; Dr. Orebi Gann, 49,969; Mr. Whelan, 25,969; and Mr. Wise, 5,447.

    The cash and equity compensation for the non-employee members of the board for fiscal 2018 is set forth in the table below.

Cash Retainer	$50,000
Annual Equity Award (Value)	$200,000

Committee Members
Audit Member Retainer	$20,000
Compensation Member Retainer	$15,000
Nominating and Corporate
Governance Member Retainer	$10,000

Leadership Roles
Board Chair	$75,000
Audit Chair	$15,000
Compensation Chair	$15,000
Nominating and Corporate
Governance Chair	$7,500

The compensation established for fiscal 2018 reflects our practice since 2011 of emphasizing equity compensation and not paying meeting fees, which is consistent with the practices of our peer group, and was recommended by our independent compensation consultant, Willis Towers Watson.

The compensation committee (in consultation with its independent compensation consultant, Willis Towers Watson, and the chief executive officer) recommended allocating the aggregate value of the fiscal 2018 equity grant shown in the table above in the form of RSUs for 75% of the aggregate value and a stock option for 25% of the aggregate value. The value of the stock option portion was measured using the Black-Scholes methodology. The value allocated to the RSU grant was further allocated among RSU shares and a cash payment.
On September 1, 2017, the board of directors granted each non-employee director: (i) a fully-vested stock option for 2,823 shares, at an exercise price of $63.25 per share; (ii) 1,542 fully-vested RSUs; and (iii) a cash payment of $52,473. The portion of the aggregate grant that was made in cash instead of stock was intended to offset the tax liability triggered by the vesting of the RSUs. This practice is consistent with the net settlement treatment for withholding taxes due upon the vesting of RSUs granted to employees, and was made in the form of a cash payment to each individual.
The cash and annual equity award value recommended by the compensation committee for fiscal 2018 was $200,000, which was consistent with the amount that the committee had recommended for fiscal 2017. For fiscal 2019, the compensation committee (in consultation with its independent compensation consultant, Willis Towers Watson, and the chief executive officer) recommended that compensation for non-employee directors remain the same with equity equal in value to $200,000: 75% in the form of RSUs and a cash payment to offset the tax liability triggered by the vesting of the RSUs; and the balance in stock options. On September 4, 2018, the board of directors authorized for each non-employee director: (i) a fully-vested stock option grant for 1,605 shares, at an exercise price of $115.36 per share; (ii) a grant of 845 fully-vested RSUs; and (iii) a cash payment of $52,530. The portion of the aggregate grant that was made in cash instead of stock was intended to offset the tax liability triggered by the vesting of the RSUs. This practice is consistent with the net settlement treatment for withholding taxes due upon the vesting of RSUs granted to employees, and was made in the form of a cash payment to each individual.

LIMITATION OF LIABILITY AND INDEMNIFICATION
    Our charter limits the personal liability of our directors for breach of fiduciary duty to the maximum extent permitted by the Delaware corporation law. The charter provides that no director will have personal liability to us or to our stockholders for monetary damages for breach of fiduciary duty or other duty as a director. These provisions do not, however, eliminate or limit the liability of any of the directors for:

•	any breach of the director's duty of loyalty to us or our stockholders;

•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	voting or assenting to unlawful payments of dividends, stock repurchases or other distributions; or

•	any transaction from which the director derived an improper personal benefit.

Any amendment or repeal of these provisions will not eliminate or reduce the effect of these provisions in respect of any act, omission or claim arising prior to such amendment or repeal. If the Delaware corporation law is amended to provide for further limitations on the personal liability of directors of corporations, then the personal liability of the directors will be further limited to the greatest extent permitted by the Delaware corporation law.

    The charter also provides that we must indemnify directors and officers in certain circumstances. We believe these provisions are important in attracting and retaining qualified individuals to serve as directors and executive officers.

    We maintain director and officer insurance providing for indemnification of our directors and officers for certain liabilities, including certain liabilities under the Securities Act. We also maintain a general liability insurance policy that covers certain liabilities of directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers.

    There is no pending litigation or proceeding involving any director or executive officer to which indemnification is required or permitted, and we are not aware of any threatened litigation or proceeding that may result in a claim for indemnification.

RELATED-PARTY TRANSACTIONS
    The following discussion relates to types of transactions involving our company and any of our executive officers, directors, director nominees or five percent stockholders, each of whom we refer to as a "related party." For purposes of this discussion, a "related-party transaction" is a transaction, arrangement or relationship:

•	in which we participate;

•	that involves an amount in excess of $120,000; and

•	in which a related party has a direct or indirect material interest.

From July 1, 2017 through the date of this Proxy Statement, there have been no related-party transactions, except for the executive officer and director compensation arrangements described in the sections "Executive Compensation" and "Director Compensation."

    The board of directors has adopted written policies and procedures for the review of any related-party transaction. If a related person proposes to enter into such a transaction, arrangement or relationship, which we refer to as a "related person transaction," the related person must report the proposed related person transaction to our general counsel. The policy calls for the proposed related person transaction to be reviewed and, if deemed appropriate, approved by the audit committee. Whenever practicable, the reporting, review and approval will occur prior to entry into the transaction. If advance review and approval is not practicable, the audit committee will review, and, in its discretion, may ratify the related person transaction. The policy also permits the chair of the audit committee to review and, if deemed appropriate, approve proposed related person transactions that arise between audit committee meetings, subject to ratification by the audit committee at its next meeting. Any related person transactions that are ongoing in nature will be reviewed annually.
    A related person transaction reviewed under the policy will be considered approved or ratified if it is authorized by the audit committee after full disclosure of the related person's interest in the transaction. As appropriate for the circumstances, the audit committee will review and consider:

•	the related person's interest in the related person transaction;

•	the approximate dollar value of the amount involved in the related person transaction;

•	the approximate dollar value of the amount of the related person's interest in the transaction without regard to the amount of any profit or loss;

•	whether the transaction was undertaken in the ordinary course of our business;

•	whether the terms of the transaction are no less favorable to us than terms that could have been reached with an unrelated third party;

•	the purpose of, and the potential benefits to us of, the transaction; and

•
any other information regarding the related person transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

    The audit committee may approve or ratify the transaction only if the audit committee determines that, under all of the circumstances, the transaction is in our best interests. The audit committee may impose any conditions on the related person transaction that it deems appropriate.
     In addition to the transactions that are excluded by the instructions to the SEC's related person transaction disclosure rule, the board has determined that the following transactions do not create a material direct or indirect interest on behalf of related persons and, therefore, are not related person transactions for purposes of this policy:

•
interests arising solely from the related person's position as an executive officer of another entity (whether or not the person is also a director of such entity), that is a participant in the transaction, where (a) the related person and all other related persons own in the aggregate less than a 10% equity interest in such entity and (b) the related person and his or her immediate family members are not involved in the negotiation of the terms of the transaction and do not receive any special benefits as a result of the transaction; and

•	a transaction that is specifically contemplated by provisions of our charter or by-laws.
    The policy provides that transactions involving compensation of executive officers shall be reviewed and approved by the compensation committee in the manner specified in its charter.
    Since July 1, 2017 through the date of this Proxy Statement, there have been no related-party transactions that were specifically contemplated by our charter or by-laws and excepted from the definition of related-party transactions according to the preceding exception.

STOCK OWNERSHIP
Stock Owned by Directors, Executive Officers and Greater-than-5% Stockholders
    The following tables set forth certain information, as of October 9, 2018, with respect to the beneficial ownership of our common stock by:

•	each person or group that we know to be the beneficial owner of more than 5% of the outstanding shares of our common stock;

•	each of our executive officers and directors; and

•	our executive officers and directors as a group.
    As of October 9, 2018, a total of 70,812,018 shares of common stock were outstanding. In the following table, (a) shares under "Right to Acquire" include shares subject to options that were vested as of October 9, 2018 or will vest by December 8, 2018 (60 days after October 9, 2018) and restricted stock units, or RSUs, that will vest by December 8, 2018, and (b) unless otherwise noted, each person identified possesses, to our knowledge, sole voting and investment power with respect to the shares listed, subject to community property laws where applicable. Shares not outstanding but deemed beneficially owned by virtue of the right of a person to acquire those shares are treated as outstanding only for purposes of determining the number and percent of shares of common stock owned by such person or group. The information in this table is based upon information supplied by executive officers and directors and Schedules 13G filed with the SEC. The address of all of our executive officers and directors is in care of Aspen Technology, Inc. at 20 Crosby Drive, Bedford, Massachusetts 01730.

	Common Stock
Name of Stockholder	Outstanding	Right to	Total	Percent of
	Shares	Acquire	Number	Voting Power
5% Stockholders
The Vanguard Group, Inc. (1)	6,753,113			9.5%
100 Vanguard Blvd.
Malvern, PA 19355
BlackRock, Inc. (2)	5,287,975			7.5%
55 East 52nd Street,
New York, New York 10055
Waddell & Reed Financial, Inc. (3)	4,748,990			6.7%
6300 Lamar Avenue
Overland Park, KS 66202
Kayne Anderson Rudnick Investment Management LLC (4)	4,496,564			6.4%
1800 Avenue of the Stars
Los Angeles, CA 90067
Neuberger Berman Group LLC (5)	3,864,617			5.5%
1290 Avenue of the Americas
New York, NY 10104
Antonio J Pietri	127,944	225,366	353,310	*
Karl Johnsen	2,387	17,332	19,719	*
Frederic G. Hammond	6,913	4,734	11,647	*
Gary M. Weiss	6,228	1,003	7,231	*
Joan C. McArdle	30,637	27,574	58,211	*
Donald P. Casey	7,769	21,526	29,295	*
Gary E. Haroian	14,428	17,516	31,944	*
Simon J. Orebi Gann	19,145	51,574	70,719	*
Robert M. Whelan, Jr.	11,482	27,574	39,056	*
R. Halsey Wise	4,114	7,380	11,494	*
Directors and Executive Officers, as a group (10 persons)	231,047	401,579	632,626	0.9%

(1) As reported in a Schedule 13G/A filed with the SEC on February 12, 2018, shares reflected as beneficially owned by The Vanguard Group include 136,150 shares beneficially owned by Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of The Vanguard Group, Inc. or Vanguard, as a result of its serving as investment manager of collective trust accounts, and 15,217 shares beneficially owned by Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of Vanguard, as a result of serving as investment manager of Australian investment offerings.

(2) As reported in a Schedule 13G/A filed with the SEC on January 29, 2018, BlackRock, Inc. is a parent holding company.

(3) Shares reflected as beneficially owned by Waddell & Reed Financial, Inc. consist of 2,670,812 shares of common stock held by Ivy Investment Management Company, or IICO, an investment advisory subsidiary of Waddell & Reed Financial, Inc., and 2,078,178 shares of common stock held by Waddell & Reed Investment Management Company, or WRIMCO. As reported in a Schedule 13G/A filed with the SEC on February 14, 2018, each of Waddell & Reed Financial, Inc., IICO, WRIMCO, Waddell & Reed, Inc., or Waddell & Reed Financial Services, Inc. may be deemed to share voting and dispositive power over the 4,748,990 shares reflected in the table as beneficially owned by Waddell & Reed Financial, Inc. The investment advisory contracts grant IICO and WRIMCO all investment and/or voting power over securities owned by such advisory clients. The investment sub-advisory contracts grant IICO and WRIMCO investment power over securities owned by such sub-advisory clients and, in most cases, voting power.

(4) As reported in a Schedule 13G filed with the SEC on February 13, 2018, Kayne Anderson Rudnick Investment Management, LLC is an investment adviser.

(5) As reported in a Schedule 13G filed with the SEC on February 15, 2018, each of Neuberger Berman Group LLC (“NBG”) and Neuberger Berman Investment Advisers LLC (“NBIA”) has shared voting and dispositive power with respect to 3,840,522 and 3,864,617 of these shares, respectively. NBG and its affiliates may be deemed to be beneficial owners of the shares because they or certain affiliated persons have shared power to retain, dispose of or vote the securities of unrelated clients. NBG or its affiliated persons do not, however, have any economic interest in the securities of those clients. The clients have the sole right to receive and the power to direct the receipt of dividends from or proceeds from the sale of such securities. No one client has an interest of more than 5% of the Company.

Section 16(a) Beneficial Ownership Reporting Compliance
    Section 16(a) of the Securities Exchange Act requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file initial reports of ownership and reports of changes in ownership with the SEC. These executive officers, directors and 10% stockholders are also required by SEC rules to furnish us with copies of all Section 16(a) reports they file. To our knowledge, based solely on our review of the copies of such forms furnished to us and written representations that no other reports were required, during fiscal 2018, all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% beneficial owners were complied with.

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS
Audit Fees

The following table summarizes the fees of KPMG LLP, our independent auditor for each of the last two fiscal years.

	Year Ended June 30,
Fee Category	2018	2017
	(In thousands)
Audit	$1,781	$1,520
Audit-Related	—	591
Tax fees	40	—
All other fees	2	2
	$1,823	$2,113
"Audit” fees consist of fees and expenses for the audit of our financial statements, the review of the interim financial statements included in our quarterly reports on Form 10-Q, and other professional services provided in connection with statutory and regulatory filings or engagements.
    "Audit-Related” fees consist of fees for assurance and related services that were reasonably related to the performance of the audit and review of our financial statements and that are not reported as audit fees.
    "Tax fees" consist of fees for tax compliance, tax advice and tax planning services.

     "All other fees" consist of all fees for products and services fees other than audit, audit-related and tax services.

The audit committee of the board of directors has selected KPMG LLP as our independent registered public accounting firm for fiscal 2019. KPMG LLP has audited our financial statements since their appointment on March 12, 2008 to audit our consolidated financial statements for our fiscal year 2008. Representatives of KPMG LLP are expected to be present at the annual meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Audit Committee Pre-Approval Policies and Procedures
    The audit committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm. This policy generally provides that we will not engage our independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by the audit committee, except that de minimis non-audit services may instead be approved in accordance with applicable SEC rules.

HOUSEHOLDING OF PROXY MATERIALS
    To reduce costs and the environmental impact of the annual meeting, a single proxy statement and annual report, along with individual proxy cards, will be delivered in one envelope to certain stockholders having the same last name and address, and to individuals with more than one account registered with our transfer agent with the same address, unless contrary instructions have been received from an affected stockholder. Stockholders participating in householding will continue to receive separate proxy cards. If you are a registered stockholder and would like to enroll in this service or receive individual copies of this year’s and/or future proxy materials, please contact Broadridge Financial Solutions, Inc. 51 Mercedes Way, Edgewood, New York 11717; or contact our Secretary at 1-781-221-6400 or at our headquarters at 20 Crosby Drive, Bedford, Massachusetts 01730. If you are a beneficial stockholder, you may contact the broker or bank where you hold the account.

OTHER MATTERS
    The board of directors knows of no other matters that will be presented for consideration at the annual meeting. If any other matters are properly brought before the annual meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.
By Order of the Board of Directors
/s/ Frederic G. Hammond
Secretary

October 26, 2018

    A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED JUNE 30, 2018, AS FILED WITH THE SEC, IS INCLUDED IN OUR 2018 ANNUAL REPORT TO STOCKHOLDERS, WHICH MAY BE ACCESSED OVER THE INTERNET AS SET FORTH IN THE "NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS" SENT TO OUR STOCKHOLDERS OF RECORD AS OF OCTOBER 9, 2018. YOU MAY VIEW AND ALSO DOWNLOAD OUR 2018 ANNUAL REPORT TO STOCKHOLDERS ON OUR WEBSITE AT http://ir.aspentech.com, AS WELL AS AT www.proxyvote.com. A STOCKHOLDER MAY SUBMIT A WRITTEN REQUEST FOR A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR FISCAL 2018 TO OUR SECRETARY AT ASPEN TECHNOLOGY, INC. AT 20 CROSBY DRIVE, BEDFORD, MASSACHUSETTS 01730.

Appendix A
ASPEN TECHNOLOGY, INC.
2018 EMPLOYEE STOCK PURCHASE PLAN
1.    Purpose
This Aspen Technology, Inc. 2018 Employee Stock Purchase Plan is intended to provide employees of the Company and its Participating Subsidiaries with an opportunity to acquire a proprietary interest in the Company through the purchase of shares of Common Stock. The Company intends that this Plan qualify as an “employee stock purchase plan” under Code Section 423 and this Plan shall be interpreted in a manner that is consistent with that intent.
2.    Definitions
“Board” means the Board of Directors of the Company.
“Code” means the U. S. Internal Revenue Code of 1986.
“Committee” means the committee appointed by the Board to administer this Plan from time to time. As of the Effective Date, the Compensation Committee of the Board shall be the Committee.
“Common Stock” means the common stock of the Company, par value $0.10 per share.
“Company” means Aspen Technology, Inc., a Delaware corporation, and any successor or assign.
“Compensation” means base salary, wages, annual and recurring bonuses, and commissions paid to an Eligible Employee by the Company or a Participating Subsidiary as compensation for services to the Company or Participating Subsidiary, before deduction for any salary deferral contributions made by the Eligible Employee to any tax-qualified or nonqualified deferred compensation plan, including overtime, vacation pay, holiday pay, jury duty pay, other cash compensation earned while on an authorized leave of absence, and funeral leave pay, but excluding education or tuition reimbursements, imputed income arising under any group insurance or benefit program, travel expenses, business and relocation expenses, income received in connection with stock options or other equity-based awards, and any other non-cash remuneration.
“Corporate Transaction” means a merger, consolidation, acquisition of property or stock, separation, reorganization, or other corporate event described in Code Section 424.
“Designated Broker” means the financial services firm or other agent designated by the Company to maintain ESPP Share Accounts on behalf of Participants who have purchased shares of Common Stock under this Plan.
“Effective Date” means the date as of which this Plan is adopted by the Board, subject to this Plan obtaining stockholder approval in accordance with Section 19.11.
“Employee” means any person who renders services to the Company or a Participating Subsidiary as an employee pursuant to an employment relationship with such employer. For purposes of this Plan, the employment relationship shall be treated as continuing intact while the individual is on military leave, sick leave, or other leave of absence approved by the Company or a Participating Subsidiary that meets the requirements of Treasury Regulation Section 1.421-1(h)(2). Where the period of leave exceeds three (3) months, or such other period of time specified in Treasury Regulation Section 1.421-1(h)(2), and the individual’s right to reemployment is not guaranteed by statute or contract, the employment relationship shall be deemed to have terminated on the first day immediately after such three (3)-month period, or such other period specified in Treasury Regulation Section 1.421-1(h)(2).
“Eligible Employee” means each Employee; provided, however, that the Company may exclude from participation in this Plan or any Offering any Employee who (i) has been employed by the Company or a Participating Subsidiary for less than two (2) years, (ii) is customarily employed by the Company or a Participating Subsidiary for twenty (20) hours per week or less, (iii) is customarily employed by the Company or a Participating Subsidiary for not more than five (5) months per calendar year, or (iv) is a “highly compensated employee” of the Company or a Participating Subsidiary (within the meaning of Code Section 414(q)). Consistent with the requirements of Code Section 423, the Committee may (A) select a shorter time period than those specified in clauses (i) - (iii), and (B) exclude highly compensated employees with compensation above a specified level or who are subject to Section 16 of the Securities Exchange Act of 1934, in each case to be applied in an identical manner for an Offering.
“Enrollment Form” means an agreement authorized by the Company (which agreement may be in electronic form) pursuant to which an Eligible Employee may elect to enroll in this Plan, to authorize a new level of payroll deductions, or to stop payroll deductions and withdraw from an Offering Period.
“ESPP Share Account” means an account into which Common Stock purchased with accumulated payroll deductions at the end of an Offering Period are held on behalf of a Participant.

“Exchange Act” means the U.S. Securities Exchange Act of 1934.
“Fair Market Value” means, as of any date, the value of the shares of Common Stock as determined in the immediately following sentences. If the shares are listed on any established stock exchange or a national market system, the Fair Market Value shall be the closing price of a share (or if no sales were reported, the closing price on the Trading Day immediately preceding such date) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal. In the absence of an established market for the shares, the Fair Market Value shall be determined in good faith by the Committee and such determination shall be conclusive and binding on all persons.
“Grant Date” means the first Trading Day of each Offering Period as designated by the Committee.
“Offering or Offering Period” means a period of six (6) months beginning January 1 and July 1 of each year; provided, however, that, pursuant to Section 5, the Committee may change the duration of future Offering Periods (subject to a maximum Offering Period of twenty-seven (27) months) and/or the start and end dates of future Offering Periods.
“Participant” means an Eligible Employee who is actively participating in this Plan.
“Participating Subsidiaries” means the Subsidiaries that have been designated as eligible to participate in this Plan, and such other Subsidiaries that may be designated by the Committee from time to time in its sole discretion.
“Plan” means this Aspen Technology, Inc. 2018 Employee Stock Purchase Plan.
“Purchase Date” for an Offering Period means the last Trading Day of the Offering Period, or such other Trading Day(s) during the Offering Period as determined by the Committee.
“Purchase Price” means an amount equal to the lesser of (i) eighty-five percent (85%) (or such greater percentage as designated by the Committee) of the Fair Market Value of a share of Common Stock on the Grant Date and (ii) eighty-five percent (85%) (or such greater percentage as designated by the Committee) of the Fair Market Value of a share of Common Stock on the Purchase Date, provided that the Purchase Price per share of Common Stock will in no event be less than the par value of the Common Stock.
“Securities Act” means the U.S. Securities Act of 1933.
“Subsidiary” means any corporation, domestic or foreign, of which not less than fifty percent (50%) of the combined voting power is held by the Company or a Subsidiary, whether or not such corporation exists now or is hereafter organized or acquired by the Company or a Subsidiary. In all cases, the determination of whether an entity is a Subsidiary shall be made in accordance with Code Section 424(f).
“Trading Day” means any day on which the established stock exchange or national market system upon which the Common Stock is listed is open for trading or, if the Common Stock is not listed on an established stock exchange or national market system, a business day, as determined by the Committee in good faith.
3.    Administration
3.1    General. This Plan shall be administered by the Committee, which shall have the authority to construe and interpret this Plan, prescribe, amend, and rescind rules relating to this Plan’s administration, and take any other actions necessary or desirable for the administration of this Plan, including adopting sub-plans applicable to particular Participating Subsidiaries or locations, which sub-plans may be designed to be outside the scope of Code Section 423. The Committee may correct any defect or supply any omission or reconcile any inconsistency or ambiguity in this Plan. All decisions of the Committee in connection with the administration of this Plan shall be in the Committee’s sole discretion, and such decisions shall be final and binding on all persons. All expenses of administering this Plan shall be borne by the Company. The Board may take any action under this Plan that would otherwise be the responsibility of the Committee.
3.2    Delegation. To the extent necessary or appropriate, the Committee may delegate any of its duties or responsibilities under the Plan as they pertain to a Participating Subsidiary to such Participating Subsidiary. The Committee (or any Participating Subsidiary with the consent of the Committee) may appoint or engage any person or persons as a third party administrator to perform ministerial functions pertaining to the issuance, accounting, recordkeeping, forfeiture, exercise, communication, transfer, or any other functions or activities necessary or appropriate to administer and operate this Plan.
4.    Eligibility
4.1    General. Unless otherwise determined by the Committee in a manner that is consistent with Code Section 423, any individual who is an Eligible Employee as of the first day of the enrollment period designated by the Committee for a particular Offering Period shall be eligible to participate in such Offering Period, subject to the requirements of Code Section 423.
4.2    Eligibility Restrictions. Notwithstanding any provision of this Plan to the contrary, no Eligible Employee shall be granted an option under this Plan if (i) immediately after the grant of the option, such Eligible Employee (or any other person whose stock would be attributed to such Eligible Employee pursuant to Code Section 424(d)) would own capital stock of the Company or hold outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any Subsidiary or (ii) such option would permit his or her rights to purchase stock under all employee stock purchase plans (described in Code Section 423) of the Company and its Subsidiaries to accrue at a rate that exceeds twenty-five thousand dollars ($25,000)

of the Fair Market Value of such stock (determined at the time the option is granted) for each calendar year in which such option is outstanding at any time.
5.    Offering Periods
This Plan shall be implemented by a series of Offering Periods, each of which shall be six (6) months in duration, with new Offering Periods commencing on or about January 1 and July 1 of each year (or such other times as determined by the Committee). The Committee shall have the authority to change the duration, frequency, start date, and end date of Offering Periods.
6.    Participation
6.1    Enrollment; Payroll Deductions. An Eligible Employee may elect to participate in this Plan by properly completing an Enrollment Form, which may be electronic, and submitting it to the Company, in accordance with the enrollment procedures established by the Company. Participation in this Plan is entirely voluntary. By submitting an Enrollment Form, the Eligible Employee authorizes payroll deductions from his or her paycheck in an amount equal to at least one percent (1%), but not more than ten percent (10%) (or such other maximum percentage as the Committee may establish from time to time before an Offering Period begins) of his or her Compensation on each pay day occurring during an Offering Period, provided that a Participant may not have more than $10,000 in payroll deductions withheld during any one calendar year (or such other amount as the Committee may determine before the beginning of the calendar year). Payroll deductions shall commence on the first payroll date after the Grant Date and end on the last payroll date on or before the Purchase Date. The Company shall maintain records of all payroll deductions but shall have no obligation to pay interest on payroll deductions or to hold such amounts in a trust or in any segregated account. Unless expressly permitted by the Committee, a Participant may not make any separate contributions or payments to this Plan.
6.2    Election Changes. During an Offering Period, a Participant may not change his or her rate of payroll deductions applicable to such Offering Period unless the Committee determines otherwise. A Participant may decrease or increase his or her rate of payroll deductions for future Offering Periods by submitting a new Enrollment Form authorizing the new rate of payroll deductions at least fifteen (15) days before the start of the next Offering Period.
6.3    Automatic Re-enrollment. Enrollment and the deduction rate selected in the Enrollment Form shall remain in effect for subsequent Offering Periods unless the Participant (i) submits a new Enrollment Form authorizing a new level of payroll deductions in accordance with Section 6.2, (ii) withdraws from this Plan in accordance with Section 10, or (iii) terminates employment or otherwise becomes ineligible to participate in this Plan.
7.    Grant of Option
On each Grant Date, each Participant in the applicable Offering Period shall be granted an option to purchase, on the Purchase Date, a number of shares of Common Stock determined by dividing the Participant’s accumulated payroll deductions by the applicable Purchase Price; provided, however, that in no event shall any Participant purchase more than one thousand (1,000) shares of Common Stock during an Offering Period (subject to adjustment in accordance with Section 18 and the limitations set forth in Section 4.2 and 13).
8.    Exercise of Option/Purchase of Shares
A Participant’s option to purchase shares of Common Stock shall be exercised automatically on the Purchase Date of each Offering Period. The Participant’s accumulated payroll deductions shall be used to purchase the maximum number of whole shares that can be purchased with the amounts in the Participant’s notional account, subject to the limitations set forth in this Plan. Unused payroll deductions remaining in a Participant’s notional account at the end of an Offering Period, by reason of the inability to purchase a fractional share, shall be carried forward to the next Offering Period, subject to earlier withdrawal by the Participant in accordance with Section 10 or termination of employment in accordance with Section 11. Any accumulated payroll deductions that remain in a Participant’s notional account after applying the limitations of Section 4.2 and Section 7 shall be returned to the Participant as soon as administratively practicable.
9.    Transfer of Shares
As soon as reasonably practicable after each Purchase Date, the Company shall arrange for the delivery to each Participant of the shares of Common Stock purchased upon exercise of his or her option. The Committee may permit or require that the shares be deposited directly into an ESPP Share Account established in the name of the Participant with a Designated Broker. A Participant may not sell or otherwise dispose of shares deposited in his or her ESPP Share Account earlier than twelve (12) months following the applicable Purchase Date (or such shorter periods as the Committee may establish). In addition, in the absence of a permitted disposition and if the shares are held with a Designated Broker, the shares must be held in the ESPP Share Account with the Designated Broker until eighteen (18) months after the Purchase Date (or such other period as established by the Committee at the beginning of the Offering Period for which the shares were purchased).
10.    Withdrawal
10.1    Withdrawal Procedure. A Participant may withdraw from an Offering by submitting to the Company a revised Enrollment Form indicating his or her election to withdraw at least fifteen (15) days before the Purchase Date. The accumulated payroll deductions held on behalf of a Participant in his or her notional account (that have not been used to purchase shares of Common Stock) shall be paid to the Participant promptly after receipt of the Participant’s Enrollment Form indicating his or her election to withdraw and the

Participant’s option shall be automatically terminated. If a Participant withdraws from an Offering Period, no payroll deductions shall be made during any succeeding Offering Period, unless the Participant re-enrolls in accordance with Section 6.1.
10.2    Effect on Succeeding Offering Periods. A Participant’s election to withdraw from an Offering Period shall not have any effect upon his or her eligibility to participate in succeeding Offering Periods that commence after the completion of the Offering Period from which the Participant withdraws.
11.    Termination of Employment; Change in Employment Status
Upon termination of a Participant’s employment from the Company and the Participating Subsidiaries for any reason or at any time, or a change in the Participant’s employment status after which the Participant is no longer an Eligible Employee, the Participant shall be deemed to have withdrawn from this Plan and the payroll deductions in the Participant’s notional account (that have not been used to purchase shares of Common Stock) shall be returned to the Participant, or in the case of the Participant’s death, to the person(s) entitled to such amounts under Section 17, and the Participant’s option shall be automatically terminated.
12.    Interest
No interest shall accrue on or be payable with respect to the payroll deductions of a Participant in this Plan.
13.    Shares Reserved for Plan
13.1    Number of Shares. A total of two hundred fifty thousand (250,000) shares of Common Stock have been reserved as authorized for the grant of options under this Plan. The shares of Common Stock may be newly issued shares, treasury shares, or shares acquired on the open market. If an option under this Plan expires or is terminated unexercised for any reason, the shares as to which such option so expired or terminated again may be made subject to an option under this Plan.
13.2    Oversubscribed Offerings. The number of shares of Common Stock that a Participant may purchase in an Offering under this Plan may be reduced if the Offering is oversubscribed. No option granted under this Plan shall permit a Participant to purchase shares of Common Stock that, if added together with the total number of shares of Common Stock purchased by all other Participants in such Offering, would exceed the total number of shares of Common Stock remaining available under this Plan. If, on a particular Purchase Date, the number of shares of Common Stock with respect to which options are to be exercised exceeds the number of shares of Common Stock then available under this Plan, the Company shall make a pro rata allocation of the shares of Common Stock remaining available for purchase in as uniform a manner as practicable and as the Committee determines to be equitable.
14.    Transferability
No payroll deductions credited to a Participant, nor any rights with respect to the exercise of an option or any rights to receive Common Stock hereunder, may be assigned, transferred, pledged, or otherwise disposed of in any way (other than by will, the laws of descent and distribution, or as provided in Section 17) by the Participant. Any attempt to assign, transfer, pledge, or otherwise dispose of such rights or amounts shall be without effect.
15.    Application of Funds
All payroll deductions received or held by the Company under this Plan may be used by the Company for any corporate purpose to the extent permitted by applicable law, and the Company shall not be required to segregate such payroll deductions or contributions.
16.    Statements
Participants shall be provided with statements at least annually that shall set forth the contributions made by the Participant to this Plan, the Purchase Price of any shares of Common Stock purchased with accumulated funds, the number of shares of Common Stock purchased, and any payroll deduction amounts remaining in the Participant’s notional account.
17.    Designation of Beneficiary
A Participant may file, on forms supplied by the Company, a written designation of beneficiary who is to receive any shares of Common Stock and cash in respect of any fractional shares of Common Stock, if any, from the Participant’s ESPP Share Account under this Plan in the event of such Participant’s death. In addition, a Participant may file, on forms supplied by the Committee, a written designation of beneficiary who is to receive any cash withheld through payroll deductions and credited to the Participant’s notional account in the event of the Participant’s death before the Purchase Date of an Offering Period.

18.	Adjustments for Changes in Capitalization; Dissolution or Liquidation; Corporate Transactions
18.1    Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Common Stock, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Common Stock or other securities of the Company, or other change in the Company’s structure affecting the Common Stock occurs, then in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan, the Committee shall, in such manner as it deems equitable, adjust the number of shares and class of Common Stock that may be delivered under this Plan, the Purchase Price per share, and the number of shares of Common Stock covered by each outstanding option under this Plan, and the numerical limits of Section 7 and Section 13.
18.2    Dissolution or Liquidation. Unless otherwise determined by the Committee, in the event of a proposed dissolution or liquidation of the Company, any Offering Period then in progress shall be shortened by setting a new Purchase Date and the Offering Period shall end immediately before the proposed dissolution or liquidation. The new Purchase Date shall be before the date of the Company’s proposed dissolution or liquidation. Before the new Purchase Date, the Committee shall provide each Participant with written notice, which may be electronic, of the new Purchase Date and that the Participant’s option shall be exercised automatically on such date, unless before such time, the Participant has withdrawn from the Offering in accordance with Section 10.
18.3    Corporate Transactions. In the event of a Corporate Transaction, the then-current Offering Period shall be shortened by setting a new Purchase Date on which the Offering Period shall end. The new Purchase Date shall occur before the date of the Corporate Transaction. Before the new Purchase Date, the Committee shall provide each Participant with written notice, which may be electronic, of the new Purchase Date and that the Participant’s option shall be exercised automatically on such date, unless before such time, the Participant has withdrawn from the Offering in accordance with Section 10.
19.    General Provisions
19.1    Equal Rights and Privileges. Notwithstanding any provision of this Plan to the contrary and in accordance with Code Section 423, all Eligible Employees who are granted options under this Plan for an Offering shall have the same rights and privileges with respect to that Offering.
19.2    No Right to Continued Service. Neither this Plan nor any compensation paid hereunder shall confer on any Participant the right to continue as an Employee or in any other capacity.
19.3    Rights as Stockholder. A Participant shall become a stockholder with respect to the shares of Common Stock that are purchased pursuant to options granted under this Plan when the shares are transferred to the Participant’s ESPP Share Account. A Participant shall have no rights as a stockholder with respect to shares of Common Stock for which an election to participate in an Offering Period has been made until such Participant becomes a stockholder as provided above.
19.4    Successors and Assigns. This Plan shall be binding on the Company and its successors and assigns.
19.5    Entire Plan. This Plan constitutes the entire plan with respect to the subject matter hereof and supersedes all prior plans with respect to the subject matter hereof.
19.6    Compliance with Law. The obligations of the Company with respect to payments under this Plan are subject to compliance with all applicable laws and regulations. Common Stock shall not be issued with respect to an option granted under this Plan unless the exercise of such option and the issuance and delivery of the shares of Common Stock pursuant thereto shall comply with all applicable provisions of law, including the Securities Act, the Exchange Act, and the requirements of any stock exchange upon which the shares may then be listed.
19.7    Notice of Disqualifying Dispositions. Each Participant shall give the Company prompt written notice of any disposition or other transfer of shares of Common Stock acquired pursuant to the exercise of an option acquired under this Plan, if such disposition or transfer is made within two (2) years after the applicable Grant Date or within one (1) year after the applicable Purchase Date.
19.8    Term of Plan. This Plan shall become effective on the Effective Date and, unless terminated earlier pursuant to Section 19.9, shall have a term of ten (10) years.
19.9    Amendment or Termination. The Committee may, in its sole discretion, amend, suspend, or terminate this Plan at any time and for any reason. If this Plan is terminated, the Committee may elect to terminate all outstanding Offering Periods either immediately or once shares of Common Stock have been purchased on the next Purchase Date (which may, in the discretion of the Committee, be accelerated) or permit Offering Periods to expire in accordance with their terms (and subject to any adjustment in accordance with Section 18). If any Offering Period is terminated before its scheduled expiration, all amounts that have not been used to purchase shares of Common Stock shall be returned to Participants (without interest, except as otherwise required by law) as soon as administratively practicable.
19.10    Applicable Law. The laws of the State of Delaware shall govern all questions concerning the construction, validity, and interpretation of this Plan, without regard to such state’s conflict of law rules.
19.11    Stockholder Approval. This Plan shall be subject to approval by the stockholders of the Company within twelve (12) months before or after the date this Plan is adopted by the Board.
19.12    Code Section 423. This Plan is intended to qualify as an “employee stock purchase plan” under Code Section 423. Any provision of this Plan that is inconsistent with Code Section 423 shall be reformed to comply with Code Section 423.
19.13    Withholding. To the extent required by applicable Federal, state, or local law, a Participant must make arrangements satisfactory to the Company for the payment of any withholding or similar tax obligations that arise in connection with this Plan.

19.14    Severability. If any provision of this Plan shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof, and this Plan shall be construed as if such invalid or unenforceable provision were omitted.
19.15    Plan Construction. In this Plan, unless otherwise stated, the following uses apply: (i) references to a statute or law shall refer to the statute or law and any amendments and any successor statutes or laws, and to all regulations promulgated under or implementing the statute or law, as amended, or its successors, as in effect at the relevant time; (ii) in computing periods from a specified date to a later specified date, the words “from” and “commencing on” (and the like) mean “from and including,” and the words “to,” “until” and “ending on” (and the like) mean “to and including”; (iii) indications of time of day shall be based upon the time applicable to the location of the principal headquarters of the Company; (iv) the words “include,” “includes” and “including” mean “include, without limitation,” “includes, without limitation” and “including, without limitation,” respectively; (v) all references to articles and sections are to articles and sections in this Plan; (vi) all words used shall be construed to be of such gender or number as the circumstances and context require; (vii) the captions and headings of articles and sections have been inserted solely for convenience of reference and shall not be considered a part of this Plan, nor shall any of them affect the meaning or interpretation of this Plan or any of its provisions; (viii) any reference to an agreement, plan, policy, form, document, or set of documents, and the rights and obligations of the parties under any such agreement, plan, policy, form, document, or set of documents, shall mean such agreement, plan, policy, form, document, or set of documents as amended from time to time, and any and all modifications, extensions, renewals, substitutions, or replacements thereof; and (ix) all accounting terms not specifically defined shall be construed in accordance with GAAP.

As adopted by the Board on July 26, 2018.
As approved by the stockholders of the Company on [DATE].

ASPEN TECHNOLOGY, INC.
20 CROSBY DRIVE
BEDFORD, MA 01730

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

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VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. EST the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. EST the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

NAME	CONTROL # → 0000000000000000
	SHARES
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F	123,456,789,012.12345
THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

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TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: X

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

02 0000000000

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees

01 Gary E. Haroian 02 Antonio J. Pietri 03 R. Halsey Wise

The Board of Directors recommends you vote FOR proposals 2., 3. and 4.:

	For	Against	Abstain
2. Ratification of appointment of independent registered public accounting firm	☐	☐	☐
3. Approval of the 2018 Employee Stock Purchase Plan	☐	☐	☐
4. Advisory vote on compensation	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

Signature [PLEASE SIGN WITHIN BOX] Date

JOB #

Signature (Joint Owners) Date

SHARES
CUSIP #
SEQUENCE #

0000389903_1 R1.0.1.17

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report is/ are available at www.proxyvote.com

ASPEN TECHNOLOGY, INC.

Proxy Solicited on behalf of the Board of Directors for
Annual Meeting of Stockholders to be held December 7, 2018

The undersigned hereby authorizes and appoints Antonio J. Pietri, Karl E. Johnsen and Frederic G. Hammond, and each of them, as proxies with full power of substitution, to vote all shares of common stock, par value $0.10 per share, of Aspen Technology, Inc. (the "Company"), held of record by the undersigned as of the close of business on October 9, 2018, at the Annual Meeting of Stockholders to be held on Friday, December 7, 2018, at 9 a.m. Eastern time at the offices of K&L Gates LLP, State Street Financial Center, One Lincoln Street, Boston, Massachusetts, and at any adjournments thereof, on all matters that may properly come before said meeting.

0000389903_2 R1.0.1.17

Continued and to be signed on reverse side